SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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America Online Latin America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA ONLINE LATIN AMERICA, INC.

6600 NORTH ANDREWS AVENUE, SUITE 400
FT. LAUDERDALE, FLORIDA 33309

               , 2004

Dear Stockholders:

       I am pleased to invite you to attend our annual meeting of stockholders to be held at 2:00 p.m. on Wednesday, June 23, 2004, at the Americas Society, 680 Park Avenue, New York, New York 10021.

       With this letter we are including the notice for our annual meeting, the proxy statement, the proxy card and our 2003 Annual Report. We hope you find their respective formats helpful.

       Your vote is important to us, and I look forward to seeing you on Wednesday, June 23. Whether or not you plan to attend the annual meeting in person, I hope you will vote as soon as possible.

Sincerely,

Charles M. Herington
President and Chief Executive Officer

       This proxy statement and the accompanying form of proxy are first being sent to our stockholders on or about                   , 2004.

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

AMERICA ONLINE LATIN AMERICA, INC.

6600 NORTH ANDREWS AVENUE, SUITE 400
FT. LAUDERDALE, FLORIDA 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2004

TIME:	2:00 p.m.
PLACE:	The Americas Society 680 Park Avenue New York, New York

MATTERS TO BE VOTED ON:	(1) a proposal to elect Donna J. Hrinak, William H. Luers, M. Brian Mulroney and Robert S. O’Hara, Jr. as members of our board of directors to serve for a one-year term (except with respect to Ms. Hrinak, who would serve a shorter term as noted below), and until their successors are elected and qualified;

(2) a proposal to ratify our board of directors’ selection of Ernst & Young LLP as our independent auditor for 2004; and

(3) proposals to amend our restated certificate of incorporation to:

(A) effect a 1-for-2 reverse stock split of the issued and outstanding shares of our common stock;

(B) effect a 1-for-3 reverse stock split of the issued and outstanding shares of our common stock;

(C) effect a 1-for-5 reverse stock split of the issued and outstanding shares of our common stock;

(D) effect a 1-for-7 reverse stock split of the issued and outstanding shares of our common stock;

(E) effect a 1-for-10 reverse stock split of the issued and outstanding shares of our common stock; or

(F) effect a 1-for-15 reverse stock split of the issued and outstanding shares of our common stock.

If the amendments set forth in proposals 3(A) through 3(F) are approved as stated above, we will file with the Delaware Secretary of State a certificate of amendment that will amend our restated certificate of incorporation as set forth in one of proposals 3(A) through 3(F), as determined by our board of directors (or by a committee of our board). Notwithstanding the approval of these amendments to our restated certificate of incorporation, our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments.

      We will also discuss and take action on any other business that is properly brought before the meeting.

RECORD DATE:	You may vote at the meeting if you were a stockholder of record at the close of business on Wednesday, April 28, 2004, the record date. If on Wednesday, April 28, 2004, your shares were held of record by a brokerage firm on your behalf or another similar organization on your behalf, you may vote at the annual meeting if you obtain a valid proxy card from them issued in your name.

VOTING BY PROXY:	Please return your proxy as soon as possible so that your shares can be voted at the meeting according to your instructions. For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

David A. Bruscino
Vice President, General Counsel
and Secretary

                    , 2004

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

      The board of directors of America Online Latin America, Inc. is providing these proxy materials to you in connection with AOLA’s annual meeting of stockholders, which will take place on June 23, 2004. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about May      , 2004, to all stockholders of record entitled to vote at the annual meeting.

      In this proxy statement, we refer to America Online Latin America, Inc. as “AOLA,” “we,” “us” or “our”. We refer to America Online, Inc., a subsidiary of Time Warner Inc., as “America Online.” We refer to Time Warner Inc. as “Time Warner.” The “Cisneros Group” is a name we use to describe a group of investments, joint ventures, strategic alliances and companies that are associated with two of our directors, Gustavo A. and Ricardo J. Cisneros, and trusts established primarily for the benefit of themselves and their families. Also, the terms “series B preferred stock” and “series C preferred stock” refer to our series B redeemable convertible preferred stock and series C redeemable convertible preferred stock, respectively.

WHO MAY ATTEND THE MEETING?

      All of our stockholders are invited to attend, including stockholders whose shares are held by their brokerage firm or another similar organization.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

      The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid officers, and other information required by the Securities and Exchange Commission. Our 2003 Annual Report is also enclosed, but it is not a part of this proxy statement.

WHO IS PAYING FOR THIS PROXY SOLICITATION PROCESS?

      The enclosed proxy is solicited on behalf of our board of directors, and we are paying the entire cost of the proxy solicitation process. Copies of these materials will also be given to institutions holding our stock that are holding our stock beneficially, on behalf of others. We will reimburse these institutions for the reasonable expenses incurred in forwarding these proxy materials to stockholders who are beneficial owners. Our solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of AOLA. No additional compensation will be paid to directors, officers or other AOLA employees for soliciting proxies.

WHAT AM I VOTING ON?

      There are eight known matters to be voted on at the annual meeting:

(1) The election of Donna J. Hrinak, William H. Luers, M. Brian Mulroney and Robert S. O’Hara, Jr. as members of our board of directors to serve for a one-year term (except with respect to Ms. Hrinak, who would serve a shorter term as noted below), and until their successors are elected and qualified.

(2) The ratification of our board of directors’ selection of Ernst & Young LLP as our independent auditor for 2004.

(3) Proposals to amend our restated certificate of incorporation to:

(A) effect a 1-for-2 reverse stock split of the issued and outstanding shares of our common stock;

(B) effect a 1-for-3 reverse stock split of the issued and outstanding shares of our common stock;

(C) effect a 1-for-5 reverse stock split of the issued and outstanding shares of our common stock;

(D) effect a 1-for-7 reverse stock split of the issued and outstanding shares of our common stock;

(E) effect a 1-for-10 reverse stock split of the issued and outstanding shares of our common stock; or

(F) effect a 1-for-15 reverse stock split of the issued and outstanding shares of our common stock.

      If the amendments set forth in proposals 3(A) through 3(F) are approved as stated above, we will file with the Delaware Secretary of State a certificate of amendment that will amend our restated certificate of incorporation as set forth in one of proposals 3(A) through 3(F), as determined by our board of directors (or by a committee of our board). Notwithstanding the approval of these amendments to our restated certificate of incorporation, our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments. The summary of the amendments to our restated certificate of incorporation contained in this proxy statement is qualified by reference to the full text of the amendments attached as Appendices A through F. We urge our stockholders to read the amendments in their entirety.

      We will also discuss and take action on any other business that is properly brought before the meeting.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

      Our board of directors recommends that you vote your shares “For” each of the proposals.

      Our class A common stock has been listed on the Nasdaq SmallCap Market since June 21, 2002. In the past, we have had difficulty maintaining a minimum closing bid price of $1.00 per share for more than 30 days, as required to remain listed on the Nasdaq SmallCap Market. We are submitting the amendments described in proposals 3(A) through 3(F) of this proxy statement to our stockholders for approval to allow us to attempt to maintain compliance with the $1.00 minimum bid price requirement as set forth in the Nasdaq rules, which would assist our efforts to cause our class A common stock to remain listed on the Nasdaq SmallCap Market. These amendments were previously approved by our stockholders, but this authorization will expire on June 23, 2004. We believe that maintaining our continued listing on the Nasdaq SmallCap Market would provide our investors with greater liquidity, increase our visibility in the marketplace and give us broader access to investors. Your approval of proposals 3(A) through 3(F) of this proxy statement will assist us in our efforts to avoid having our class A common stock delisted from the Nasdaq SmallCap Market due to our failure to comply with the $1.00 minimum bid price requirement. In the event that each of proposals 3(A) through 3(F) are approved by our stockholders, our board of directors (or a committee of our board) will determine, in its sole discretion, which one proposal will be effected, if any, based on a number of factors, including market conditions, existing and expected trading prices for our class A common stock and the Nasdaq SmallCap continued listing requirements. The remaining proposals will be abandoned. Notwithstanding the approval of an amendment to our restated certificate of incorporation as set forth in any of proposals 3(A) through 3(F), our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments to our restated certificate of incorporation described in proposals 3(A) through 3(F).

WHO CAN VOTE AT THE ANNUAL MEETING?

      Stockholders of record at the close of business on April 28, 2004 may vote at the annual meeting. Also, if on April 28, 2004, your shares were held in the name of a brokerage firm on your behalf, you may vote at the annual meeting if you obtain a valid proxy from them in your name. In addition to our class A common stockholders, holders of our series B and C preferred stock will also be able to vote on all proposals at the annual meeting. Shares of class A common stock are entitled to one vote per share. Holders of shares of series B and C preferred stock are entitled to ten votes per share. As of April 28, 2004, there were                ,                and                 shares of class A common stock, series B preferred stock and series C preferred stock outstanding, respectively. At the record date, April 28, 2004, there were approximately                     stockholders of record. If one of the amendments in proposals 3(A) through 3(F) is implemented following stockholder approval, the number of stockholders of record would be reduced to between                and                depending upon which reverse stock split amendment was adopted. Up to  stockholders of record (those who hold 14 or fewer shares) would be eliminated as stockholders of our company as a result of the implementation of one of the reverse stock split amendments, since they would hold less than one share and we would pay cash in lieu of issuing fractional shares.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

      Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

      If on April 28, 2004 your shares were registered directly in your name with our transfer agent, EquiServe Trust Company, you are a stockholder of record who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

      If on April 28, 2004 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement, however, you will not be able to vote in person at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

•	To be elected a director, each nominee must receive a “For” vote from the holders of a plurality of the voting power of our voting stock, voted in person or by proxy at the annual meeting and voting as one class. Our outstanding voting stock consists of our class A common stock and our series B and C preferred stock.

•	We are seeking a “For” vote of a majority of the votes cast affirmatively or negatively by the holders of our voting stock voting as one class to ratify the appointment of Ernst & Young LLP as our auditor for the fiscal year ending December 31, 2004.

•	We are seeking the following votes to approve each of proposals 3(A) through 3(F):

•	a “For” vote from the holders of a majority of the outstanding shares of class A common stock, voting separately as a class,

•	a “For” vote from the holders of a majority of the outstanding series B preferred stock and series C preferred stock, each voting as a separate class, and

•	a “For” vote from the holders of 75% of the voting power of the outstanding shares of class A common stock, series B preferred stock and series C preferred stock, voting as one class.

      Under the stockholders’ agreement, as amended, among AOLA, America Online, the Cisneros Group and, for certain portions thereof, Time Warner, America Online, the Cisneros Group and Time Warner, the holders of approximately 97.83% of the voting power of our voting stock, have agreed to vote “For” the election of Messrs. Luers, Mulroney and O’Hara and Ms. Hrinak. If America Online, Time Warner and the Cisneros Group vote according to this agreement, the nominees will be re-elected.

HOW ARE THE VOTES COUNTED?

      You may vote either “For” each nominee for director or you may “Withhold Authority” (abstain) to vote for any nominee you specify. A vote “For” any nominee or any proposal is the same as a “Yes” vote. A “Withhold Authority” will have no effect on the outcome of the vote for directors. You may vote “For,” “Against,” or “Abstain” on each of the other seven proposals. If you abstain from voting on any of these proposals, other than proposal 2, it will have the same effect as a vote against the proposal. An abstention will have no effect on the outcome of the votes with respect to proposal 2.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

      If you are a stockholder of record and you do not sign and return your proxy card, your shares will not be voted. If you are the beneficial owner and you do not sign and return your proxy card, the stockholder of record may be entitled to vote your shares on proposals 1 and 2 even if it does not receive instructions from you. For the remaining proposals, the stockholder of record will “non-vote” your shares if it does not receive instructions from you. These non-voted shares, known as broker non-votes, are counted for purposes of establishing a quorum to conduct business at the meeting. They will have no effect on proposals 1 and 2. As for proposals 3(A) through 3(F), broker non-votes will have the same effect as negative votes.

HOW DO I VOTE?

•	in person at the meeting, or

•	sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope.

      The shares represented by a signed and dated proxy card or a properly completed voting instruction card will be voted in accordance with the directions given. If you return a signed and dated proxy card or voting instruction card without marking any selections, your shares will be voted in favor of the eight proposals.

HOW DO I CHANGE MY VOTE?

      If you are a stockholder of record and return your proxy card, you may revoke your proxy any time before the meeting by:

•	notifying our secretary (David A. Bruscino) in writing, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309, or

•	submitting to us a validly executed proxy with a later date, or

•	attending the annual meeting and voting in person.

      If your shares are held in an account at a brokerage firm, bank, or other nominee, you should contact your brokerage firm, bank, or other nominee to change your vote.

WHO WILL COUNT THE VOTE?

      Representatives of our transfer agent, EquiServe Trust Company, will perform the initial vote count and will serve as the inspectors of the election.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

      It may indicate that your shares are registered under more than one name or that you have multiple accounts in which you hold your shares. Please complete, sign and return all proxy cards to ensure that your vote is counted.

WHAT CONSTITUTES A QUORUM?

      For the annual meeting to begin, a quorum of stockholders must attend the meeting, either in person or by proxy. A majority of the voting power of our outstanding shares of voting stock as of April 28, 2004, the record date — present at the annual meeting or represented by valid proxies — constitutes a quorum for the annual meeting. Where a matter requires a separate vote by a class or series of stock, a majority of the shares of the class or series of stock outstanding as of April 28, 2004 — present at the annual meeting or represented by valid proxies — constitutes a quorum. If you submit a valid proxy card or attend the annual meeting, you will be considered part of the quorum. However, if there is no quorum, holders of shares having a majority of the voting power of our voting stock present and represented at the annual meeting may adjourn the annual meeting to another date, time and place.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

      We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2004. We will file that report with the Securities and Exchange Commission in August 2004, and you can obtain a copy by contacting our investor relations office at 954.689.3142, or the Securities and Exchange Commission at 800.SEC.0330 or www.sec.gov.

HOW DO I RAISE AN ISSUE TO BE VOTED ON AT THIS YEAR’S OR NEXT YEAR’S ANNUAL MEETING?

      If a stockholder wished to present a proposal for consideration at our annual meeting for this year, he or she must have sent written notice of the proposal by certified mail to our secretary no later than April 9, 2004. Because we increased the number of class A directors on our board from four to five, if you would like to nominate a candidate to fill the increase, you must have submitted the nomination in writing not later than April 23, 2004. We have not received any proposals to be presented at this year’s meeting.

      If you would like to include a proposal in next year’s proxy statement, you must submit it in writing by [February 23, 2005.] If you would like to submit a proposal for presentation at next year’s annual meeting, but not for inclusion in the proxy statement, or if you would like to nominate a candidate for director, you must submit the proposal or nomination in writing no earlier than [March 7], 2005 and no later than [April 6], 2005; provided that if next year’s annual meeting of stockholders is held before May 24, 2005 or after July 23, 2005, you must submit a proposal or nomination not later than the close of business on the later of (i) the 90th day prior to the 2005 annual meeting of stockholders or (ii) the 10th day following the day on which we first publicly announce the date of the 2005 annual meeting of stockholders. Proposals not received during this period will not be voted on at the annual meeting. If a proposal is received during this period, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be sent to our secretary, David A. Bruscino, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309.

HAVE OUR DIRECTORS, EXECUTIVE OFFICERS AND 10% STOCKHOLDERS COMPLIED WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH RELATES TO BENEFICIAL OWNERSHIP REPORTING?

      Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of our class A common stock to file reports with the Securities and Exchange Commission regarding their ownership and changes in their ownership of our class A common stock. To our knowledge, during 2003, our officers, directors and greater than 10% beneficial stockholders complied with all Section 16(a) filing requirements on time.

HOW CAN I OBTAIN A COPY OF YOUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003?

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 has been provided with this proxy statement. However, you may request an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which we will provide to you without charge, by writing to our secretary, David A. Bruscino, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309. You can also find a copy on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov. and via our website at www.aola.com/investors.

MORE ABOUT THE PROPOSALS TO BE VOTED UPON

Proposal 1

ELECTION OF DIRECTORS

(ITEM 1 ON PROXY CARD)

      Under our restated certificate of incorporation, our board of directors consists of 15 directors who are elected annually. Holders of all shares of our outstanding capital stock, voting together as a single class, are entitled to elect five directors to a one-year term. America Online and Time Warner, as the holders of all of the outstanding shares of our series B preferred stock, are entitled to elect five directors to a one-year term. The Cisneros Group, as the holder of all of the outstanding shares of our series C preferred stock, is entitled to elect five directors to a one-year term. We expect that America Online and Time Warner, on the one hand, and the Cisneros Group, on the other hand, will each elect four directors at or prior to the annual meeting. There are currently three vacancies on our board of directors, one of which was created when Roberto Egydio Setubal resigned in July 2002. We do not expect this vacancy to be filled at this time. On December 31, 2003, Michael J. Lynton, who was elected by America Online and Time Warner, resigned from our board. We do not expect America Online and Time Warner to fill this vacancy at this time. On                     , 2004, Robert S. O’Hara, Jr., who was elected by the Cisneros Group, resigned from our board and was elected to fill a newly-created class A directorship on our board. We do not expect the Cisneros Group to fill the vacancy created by Mr. O’Hara’s resignation at this time. Vernon E. Jordan, Jr. has informed us that he will not stand for re-election at our annual meeting of stockholders. Donna J. Hrinak has been nominated to fill the directorship formerly held by Mr. Jordan. She is currently U.S. ambassador to Brazil, but plans to retire from that position on June 30, 2004. In order to avoid any potential conflict of interest, Ms. Hrinak has chosen to begin her service on our board immediately following the completion of her duties as ambassador. Accordingly, if elected, Ms. Hrinak’s board term will begin on July 1, 2004. No proxy will be voted for more than four director nominees.

Recommendation of the Board of Directors

      Listed below are director nominees of AOLA. Our board of directors recommends a vote “For” these nominees. They will serve for a one-year term (except with respect to Ms. Hrinak, who will serve a shorter term as noted above, and until their successors are elected and qualified.

Stockholder Vote Requirement

      To be elected a director, each nominee must receive a “For” vote from the holders of a plurality of the voting power of our voting stock, voted in person or by proxy at the annual meeting and voting as one class. Our voting stock consists of our class A common stock and our series B and C preferred stock. Under the stockholders’ agreement, as amended, among AOLA, America Online, the Cisneros Group and for certain portions thereof, Time Warner, each of America Online, the Cisneros Group and Time Warner, the holders of approximately 97.83% of our voting power, has agreed to vote “For” the election of the nominees. If America Online, Time Warner and the Cisneros Group vote in accordance with this agreement, the nominees will be elected.

      Biographical information for each nominee for director, including his or her respective age as of the June 23, 2004 annual meeting, is as follows:

NOMINEES FOR DIRECTORS

DONNA J. HRINAK

Ms. Hrinak, 53, will become a member of our board of directors, if elected, on July 1, 2004. She has been a foreign service officer with the U.S. Department of State since 1974. From March 2002 to the present, Ms. Hrinak has served as the U.S. ambassador to the Federative Republic of Brazil. From July 2000 until February 2002, she served as U.S. ambassador to Venezuela. From January 1998 until July 2000, she served as U.S. ambassador to the Republic of Bolivia. From July 1994 until December 1997, Ms. Hrinak served as U.S. ambassador to the Dominican Republic. Ms. Hrinak has also held a number of other positions with the U.S. State Department, both in the United States and abroad, including in the U.S. Embassy in Mexico City, Mexico.

WILLIAM H. LUERS

Mr. Luers, 75, has been a member of our board of directors since August 7, 2000. He has been chief executive officer and president of the United Nations Association of the United States of America since February 1999. From May 1986 to February 1999, Mr. Luers served as president of the Metropolitan Museum of Art in New York, New York. He is a member of the board of directors of Wickes Inc. and several incorporated mutual funds managed by Deutsche Scudder Investments, Inc.

THE RIGHT HONOURABLE M. BRIAN MULRONEY

The Right Honourable M. Brian Mulroney, 65, has been a member of our board of directors since August 7, 2000. He has been a senior partner in the law firm of Ogilvy Renault in Montreal, Quebec, Canada since August 1993. From September 1984 to June 1993, Mr. Mulroney served as the prime minister of Canada. He is a member of the board of directors of the Archer Daniels Midland Company, Barrick Gold Corporation, Trizec Properties, Inc., Cendant Corporation, Quebecor Inc. and Quebecor World, Inc.

ROBERT S. O’HARA, JR.

Mr. O’Hara, 65, has been a member of our board of directors since January 2000. From January 2000 until , 2004, Mr. O’Hara was appointed to the board by the Cisneros Group. On , 2004, Mr. O’Hara resigned from the board and was elected by our class A directors to fill a newly-formed class A directorship on our board. From 1974 through 2001, Mr. O’Hara was a member of Milbank, Tweed, Hadley & McCloy LLP, a law firm in New York, N.Y. Since January 2002, he has been consulting partner and senior counsel at the firm.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
(ITEM 2 ON THE PROXY CARD)

      Our board of directors, acting upon the recommendation of the audit committee of the board of directors, has selected Ernst & Young LLP to serve as our independent auditor for the 2004 fiscal year and is asking you to ratify that selection.

      Ernst & Young LLP has been our independent auditor since December 1998. In its role as independent auditor, it reports on our financial statements. It also provides us with general accounting, finance and tax consulting services.

      A representative of Ernst & Young LLP will be present at the annual meeting. He or she will have an opportunity to make a statement and will be available to answer any questions.

      The following table shows the professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2003	2002

Audit fees:(1)	$775,620	$677,093
Audit related fees:(2)	7,633	27,435
Tax fees:(3)	51,916	115,822
All other fees:(4)	—	28,470

Total	$835,169	$848,820

(1)	Audit fees include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
(2)	Audit-Related fees are for other accounting consultations and assistance.
(3)	Tax fees include tax planning and advisory services.
(4)	Other fees consist of license fees for income tax software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee charter requires the pre-approval of all audit and permissible non-audit services provided by the independent auditor.

      Prior to engagement of the independent auditor for the next year’s audit, management will submit an estimate of services expected to be rendered during that year for each of four categories of services described in the table above to the Audit Committee for approval.

      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee has delegated pre-approval authority to its chairperson, Robert S. O’Hara, Jr. Mr. O’Hara reports, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

      Our board of directors recommends a vote “For” the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2004.

Stockholder Vote Requirement

      We are seeking a “For” vote of a majority of the votes cast affirmatively or negatively by the holders of our voting stock, voting as one class to ratify the appointment of Ernst & Young LLP as our auditor for the fiscal year ending December 31, 2004.

      Your ratification of our audit committee’s and board of directors’ selection of Ernst & Young LLP is not necessary because our board of directors is responsible for the selection of our independent auditor. However, our board of directors will consider your vote on this proposal when selecting our independent auditor in the future.

Proposals 3(A) through 3(F)

REVERSE STOCK SPLITS
(ITEMS 3(A) THROUGH 3(F) ON THE PROXY CARD)

Introduction

      In Proposals 3(A) through 3(F), you are being asked to approve six different reverse stock split proposals with exchange ratios of 1-for-2, 1-for-3, 1-for-5, 1-for-7, 1-for-10 and 1-for-15, respectively. Our stockholders have previously approved identical reverse stock split proposals. However, this authorization will expire on June 23, 2004, the date of our annual meeting. You should note that a reverse stock split could occur prior to June 23, 2004.

      Our board of directors has adopted resolutions (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of either 1-for-2, 1-for-3, 1-for-5, 1-for-7, 1-for-10 or 1-for-15, and (ii) amending our restated certificate of incorporation to effect a reverse stock split, subject to stockholder approval. Our board of directors (or a committee of our board) may subsequently effect, in its sole discretion, any one or none of the reverse stock splits approved by our stockholders.

      If approved by our stockholders, one of the six proposed reverse stock splits would become effective on any date selected by our board of directors (or by a committee of our board) before our annual meeting of stockholders to be held in 2006. Our board of directors (or a committee of our board) may only effect one of the six proposed reverse stock splits. Our board’s (or a committee of our board’s) decision will be based on a number of factors, including market conditions, existing and expected trading prices for our class A common stock and the Nasdaq SmallCap Market continued listing requirements. If our board (or a committee of our board) elects to effect one of the six reverse stock splits, at the effective time of the split, the other reverse stock split proposals approved by the stockholders will be abandoned. Also, our board of directors (or a committee of our board) reserves the right, even after stockholder approval, to forego or postpone effecting a reverse stock split if that action is determined not to be in our best interests and the best interests of our stockholders. If none of the reverse stock splits duly adopted by the stockholders is subsequently implemented by our board of directors (or by a committee of our board) and effected before our annual meeting of stockholders in 2006, all such proposals will be abandoned, without any further effect.

      If our board (or a committee of our board) implements a reverse stock split before our next annual meeting of stockholders, it intends to effect a split that will satisfy Nasdaq’s $1.00 minimum bid price requirement, based on the closing bid price of our class A common stock on the Nasdaq SmallCap Market. If approved by our stockholders and implemented by our board of directors (or by a committee of our board), the reverse stock split will be effective when we file a certificate of amendment to our restated certificate of incorporation with the Delaware Secretary of State.

Principal Effects of a Reverse Stock Split

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before our annual meeting of stockholders in 2006, then each share of our common stock outstanding as of the record date chosen by the board (or by a committee of our board) will immediately and automatically be changed, as of the effective date of the reverse stock split, into either one half (1/2), one third (1/3), one fifth (1/5), one seventh (1/7), one tenth (1/10) or one fifteenth (1/15) of a share of our common stock. Also, the number of shares of our common stock subject to outstanding options, warrants and other convertible securities issued by us will be reduced by a factor of either two, three, five, seven, ten or fifteen and the exercise or conversion price thereof will be proportionately increased by a factor of either two, three, five, seven, ten or fifteen. No fractional shares of our common stock will be issued in connection with a reverse stock split. Holders of our common stock that would otherwise receive a fractional share of our common stock under a reverse stock split will receive cash in lieu of the fractional share as explained more fully below. The par value of our common stock will remain unchanged at $.01 per share, and the number of authorized shares of our common stock will also remain unchanged.

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before our annual meeting of stockholders in 2006, our board of directors (or a committee of our board) will set a record date for the determination of shares of common stock subject to the split. As of the date of this proxy statement, neither our board of directors nor a committee of our board has set a record date for a reverse stock split. As of April 28, 2004, the record date for our annual meeting, there were                      shares of our class A common stock issued and outstanding, and no shares of class B or class C common stock issued and outstanding. If additional shares of our common stock are issued or repurchased, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly. Except for the issuance of shares of our class A or class B common stock under a warrant held by America Online and the issuance of options to purchase shares of our class A common stock under our 2000 stock plan, we have no current plans, agreements or arrangements to issue any additional shares of common stock. However, the issuance of additional shares of common stock, or the right to purchase common stock, could:

•	decrease the amount of earnings and assets available for distribution to current stockholders; or

•	adversely affect the rights and powers, including voting rights, of our outstanding capital stock.

      Because a reverse stock split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of our common stock would remain unchanged, the applicable certificate of amendment to our restated certificate of incorporation will, however, effectively increase the number of shares of our common stock available for future issuances by our board of directors. While these additional shares potentially could be used to thwart an anti-takeover attempt, we do not anticipate using these shares for this or any other purpose.

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before our annual meeting of stockholders in 2006, then some stockholders may own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. If you own less than one hundred shares of our common stock after a reverse stock split, you may be required to pay higher transaction costs when you decide to sell your shares. In addition, if you hold 14 or fewer shares of our common stock, you may no longer be a stockholder of our company following the implementation of a reverse stock split because, depending on which reverse stock split is completed, you could own only fractional shares. We would pay cash in lieu of issuing fractional shares.

      Stockholders have no right under Delaware law or our restated certificate of incorporation or amended and restated by-laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

      If any of the six reverse stock splits are approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before our annual meeting of stockholders in 2006, no fractional shares will be issued. Instead of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to the fractional share multiplied by the closing price of our class A common stock on the Nasdaq SmallCap Market or the Over-The-Counter Bulletin Board, as applicable (as adjusted to reflect the reverse stock split), on the date that we file the certificate of amendment to our restated certificate of incorporation relating to one of proposals 3(A) through 3(F) with the Delaware Secretary of State.

Federal Income Tax Consequences

      The following description of the material federal income tax consequences of a reverse stock split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought nor will we seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/ dealers or insurance companies). The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You should consult your own tax advisor to determine the particular consequences to you.

      In general, the federal income tax consequences of a reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because a reverse stock split is not part of a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits, a reverse stock split will likely have the following federal income tax effects:

•	A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock.

•	A stockholder who receives cash in lieu of a fractional share as a result of a reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 303(A) of the Internal Revenue Code, which distribution will be taxed to the stockholder as a sale or exchange of the fractional share. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis allocated to such fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock decreased by the basis allocated to the fractional share that was deemed exchanged for cash.

•	We will not recognize any gain or loss as a result of a reverse stock split.

      The following table sets forth the approximate number of shares of class A common stock following each potential reverse stock split that would be issued and outstanding, authorized and reserved for issuance and authorized, but unreserved, as a result of the potential adoption of a reverse stock split. You should note that the table assumes the issuance of cash in lieu of fractional shares in connection with a potential reverse stock split in determining the number of shares of issued and outstanding class A common stock presented below.

		Class A
		Common
	Class A	Shares	Class A
	Common Shares	Authorized and	Common Shares
	Issued and	Reserved for	Authorized and
Stock Split Ratio	Outstanding	Issuance	Unreserved

Before Reverse Stock Split (April 1, 2004)	135,286,703	268,766,515	995,946,782
After 1-for-2 Reverse Stock Split	67,640,445	134,383,257	1,197,976,298
After 1-for-3 Reverse Stock Split	45,093,629	89,588,838	1,265,317,533
After 1-for-5 Reverse Stock Split	27,047,410	53,753,303	1,319,199,187
After 1-for-7 Reverse Stock Split	19,310,184	38,395,216	1,342,294,600
After 1-for-10 Reverse Stock Split	13,523,705	26,876,651	1,359,599,644
After 1-for-15 Reverse Stock Split	9,001,190	17,917,767	1,373,382,914

Proposal 3(A)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(A), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to implement a 1-for-2 reverse stock split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-2 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-2 reverse stock split in the form attached to this proxy statement as Appendix A with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-2 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-2 reverse stock split.

Proposal 3(B)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-3 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(B), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to effect a 1-for-3 reverse stock split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-3 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-3 reverse stock split in the form attached to this proxy statement as Appendix B with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-3 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-3 reverse stock split.

Proposal 3(C)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(C), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to effect a 1-for-5 reverse stock split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-5 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-5 reverse stock split in the form attached to this proxy statement as Appendix C with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-5 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-5 reverse stock split.

Proposal 3(D)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-7 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(D), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to effect a 1-for-7 reverse stock split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-7 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-7 reverse stock split in the form attached to this proxy statement as Appendix D with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-7 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-7 reverse stock split.

Proposal 3(E)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(E), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to effect a 1-for-10 reverse stock split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-10 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-10 reverse stock split in the form attached to this proxy statement as Appendix E with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-10 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-10 reverse stock split.

Proposal 3(F)

TO AMEND OUR FIFTH RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(F), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to effect a 1-for-15 reverse split of our issued and outstanding common stock at any time before our annual meeting of stockholders in 2006.

      If the proposed 1-for-15 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before our annual meeting of stockholders in 2006, authorize the filing of an amendment to our restated certificate of incorporation effecting the 1-for-15 reverse stock split in the form attached to this proxy statement as Appendix F with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-15 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-15 reverse stock split.

Stockholder Vote Requirement

      We are seeking the following votes to approve each of proposals 3(A) through 3(F):

•	a “For” vote from the holders of a majority of the outstanding shares of class A common stock, voting separately as a class,

•	a “For” vote from the holders of a majority of the outstanding series B preferred stock and series C preferred stock, each voting as a separate class, and

•	a “For” vote from the holders of 75% of the voting power of the outstanding shares of class A common stock, series B preferred stock and series C preferred stock, voting as one class.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO IS ON OUR BOARD OF DIRECTORS?

      In addition to the four directors proposed for election, the persons set forth below currently serve on our board of directors and will continue this service since they have been appointed to the board of directors by either America Online and Time Warner, on the one hand, or the Cisneros Group, on the other hand. The stated age of each such person is as of June 23, 2004, the date of the annual meeting.

STEVEN I. BANDEL

Mr. Bandel, 50, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. Since January 1995, Mr. Bandel has held several senior management positions at companies within the Cisneros Group, with responsibilities in the areas of finance and business development. Mr. Bandel has the title of president and chief operating officer of the Cisneros Group. Mr. Bandel is also a director of Pueblo Xtra International, Inc., a company within the Cisneros Group.

GUSTAVO A. CISNEROS

Mr. Cisneros, 59, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. He is chairman and chief executive officer of the Cisneros Group. Since 1975, Mr. Cisneros has overseen the management and operations of the Cisneros Group and is an executive officer and director of many of its constituent companies. Mr. Cisneros is a director of Univision

Communications Inc., Barrick Gold Corp. and Pueblo International LLC. Mr. Cisneros is a charter member of the United Nations Information and Communication Technologies (ICT) Task Force. He holds positions on the World Business Council and Board of Governors for the Media, Communications and Entertainment Industries at the World Economic Forum, the International Advisory Council of Columbia University, the University Council at Rockefeller University and the Board of Overseers at Babson College. Mr. Cisneros also serves on the Advisory Committee for the David Rockefeller Center for Latin American Studies and the Center for International Development’s International Advisory Board at Harvard University, as well as the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies of the Wharton School at the University of Pennsylvania. Mr. Cisneros also serves on the Board of Advisors for the International Advisory Board of the Council on Foreign Relations in New York, the Chairman’s International Advisory Council of the Americas Society, the Board of Overseers of the International Center for Economic Growth, the Chairman’s Council of the Museum of Modern Art, the Board of Trustees and International Museum Council of The Museum of Television & Radio, and the Board of Directors for the International Council of the National Academy of Television Arts and Sciences. Mr. Cisneros is the brother of Ricardo J. Cisneros.

RICARDO J. CISNEROS

Mr. Cisneros, 57, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. He is vice-chairman of the Cisneros Group. Since 1975, he has served as an executive officer and a director of a number of the companies within the Cisneros Group. He serves on the board of the Simon Bolivar Foundation in New York. Mr. Cisneros is also the director of the Fundación Cisneros and the Fundación Cultural Venevisión in Venezuela. In 1993, Mr. Cisneros with his brother Gustavo, established the Gustavo and Ricardo Cisneros Fund at Rockefeller University, which focuses its research on diseases prevalent in Latin America and provides for the annual appointment of the Rockefeller Latin American Research Scientists. Mr. Cisneros is the brother of Gustavo A. Cisneros.

DAVID GANG

Mr. Gang, 46, has been a member of our board of directors since July 31, 2003 and was appointed to the board by America Online. Mr. Gang has served as executive vice president of AOL Products since April 2003. Before that, he served as executive vice president of product marketing for America Online from June 2002 to April 2003. From June 1999 until June 2002, Mr. Gang served as senior vice president of strategic development for America Online and from July 1995 to June 1999 he served as vice president of product marketing of America Online. Before joining America Online, Mr. Gang was vice president of marketing at Aldus Consumer Division from 1992 to 1994, where he created and developed Aldus home publisher and Aldus art explorer. From 1990 to 1992, he was president of After Hours Software.

J. MICHAEL KELLY

Mr. Kelly, 48, has been a member of our board of directors since January 2000 and was appointed to the board by America Online. Mr. Kelly has served as chairman and chief executive officer of AOL International since September 2002. Before that, he served as chief operating officer of America Online from November 2001 to September 2002. From January 2001 through October 2001, Mr. Kelly served as executive vice president and chief financial officer of Time Warner. He served as senior vice president and chief financial officer of America Online from July 1998 to January 2001. Before joining America Online, he had been executive vice president of finance and planning and chief financial officer of GTE Corporation since June 1997. Mr. Kelly was appointed GTE’s senior vice president of finance in 1994.

CRISTINA PIERETTI

Ms. Pieretti, 52, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. From 1992 to March 1995, and since February 1996, Ms. Pieretti has held a number of senior management positions with marketing and operations responsibilities at companies within the Cisneros Group in the consumer goods, retail and telecommunications industries. From March

1995 to February 1996, Ms. Pieretti was a partner at Booz-Allen & Hamilton, a consulting firm. Ms. Pieretti has the title of executive vice president of operations of the Cisneros Group. Ms. Pieretti is also a director of Pueblo Xtra International, Inc., a company within the Cisneros Group.

JOSEPH A. RIPP

Mr. Ripp, 52, has been a member of our board of directors since April 2002 and was appointed to the board by America Online. He has served as vice chairman of America Online, Inc. since September 2002. Before that, he served as executive vice president and chief financial officer of America Online from January 2001 to September 2002. From July 1999 to January 2001, Mr. Ripp was executive vice president and chief financial officer of Time Warner Inc. From April 1994 to July 1999, Mr. Ripp served as executive vice president, chief financial officer and treasurer of Time Inc. Mr. Ripp is a member of the board of trustees of Manhattan College, as well as a member of the finance committees of A Better Chance and the Advertising Educational Foundation. He also serves as chair of the finance committee of the Advertising Educational Foundation. In addition, Mr. Ripp is a director, chairman of the finance committee, and a member of the executive committee of the Ad Council.

GERALD SOKOL, JR.

Mr. Sokol, 41, has been a member of our board of directors since January 2000 and was appointed to the board by America Online. He has served as executive vice president of AOL International since October 2002. Before that he served as senior vice president of strategic planning and general manager of AOL International from September 1999 to October 2002 and before that was vice president of finance of AOL International since February 1999. From August 1996 to January 1999, Mr. Sokol held several positions with NTN Communications, Inc., most recently serving as president, chief executive officer and chairman of the board of directors. From July 1987 to May 1996, Mr. Sokol held several positions with Tele-Communications, Inc., most recently serving as vice president and treasurer.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED? WHAT FUNCTIONS DO THEY SERVE?

AUDIT COMMITTEE

      The board of directors has established an audit committee, consisting of Messrs. Luers, Jordan and O’Hara. Mr. O’Hara serves as chairperson of the audit committee. Vernon E. Jordan, Jr. has informed us that he will not stand for re-election at our annual meeting of stockholders. Accordingly,                                         will become a member of our audit committee effective as of                               . The audit committee reviews, acts on and reports to our board of directors on various auditing and accounting matters, including the engagement of our independent accountants, annual financial statements, matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee meet the Nasdaq Marketplace Rules test for independence. A copy of our audit committee charter is attached hereto as Appendix G.

Controlled Company Status

      We are exempt from certain independent director requirements set forth in Rule 4350(c) of The Nasdaq Stock Market Inc. because we are a “Controlled Company” within the meaning of Rule 4350(c)(5). We have received a letter from Nasdaq confirming our analysis that we are a “Controlled Company”. We have concluded that we are a “Controlled Company” because America Online and the Cisneros Group currently own in excess of 50% of the voting power of our securities and each of America Online and the Cisneros Group have on file a Schedule 13D acknowledging that it may be considered to be acting as a member of a group with the other.

COMPENSATION COMMITTEE

      The board of directors has also established a compensation committee. The compensation committee consists of M. Brian Mulroney and William H. Luers. Mr. Mulroney serves as chairperson of the compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees and consultants. The compensation committee also administers our 2000 stock plan.

SPECIAL COMMITTEE

      The board of directors has established a special committee. The special committee consists of two members, one of whom is selected by the directors elected by America Online and Time Warner as the holders of our series B preferred stock and one of whom is selected by the directors elected by the Cisneros Group as the holder of our series C preferred stock. The current members of the special committee are Mr. Sokol and Ms. Pieretti.

      The special committee evaluates corporate actions such as:

•	amendments of our restated certificate of incorporation and restated bylaws or similar documents of our subsidiaries;

•	amendments of our stockholders’ agreement with America Online, Time Warner and the Cisneros Group;

•	mergers and acquisitions;

•	any issuance of, or change in, any of our capital stock;

•	the transfer of any of our material assets;

•	our entering into certain contracts relating to our core business;

•	our entering into certain contracts with a value in excess of $250,000;

•	our engaging in a transaction involving the acquisition of any interest in another entity;

•	capital expenditures by us in excess of $250,000, subject to certain exceptions;

•	borrowings by us other than trade payables and credit card indebtedness made in the ordinary course of business or borrowings under credit facilities approved by our board;

•	the declaration of any dividends on our securities;

•	the selection of nominees to be recommended by our board of directors for election by all outstanding shares of our capital stock voting together;

•	the admission of additional strategic stockholders;

•	our launch of America Online-branded TV and wireless-based online services in Latin America, as well as any agreements between us and third parties that relate to these launches or, our launch of any platform other than narrow-band PC access services;

•	the adoption and modification of business plans, strategic plans annual budgets, forecasts and business projections;

•	the establishment of any subsidiary;

•	litigation by us that involves amounts in excess of $100,000 or that is adverse to either America Online or the Cisneros Group;

•	our establishment of, or any significant modification to, any significant investment or cash management policies;

•	our discontinuance of any material business activity;

•	our entering into any partnership, joint venture or consortium;

•	our issuance of press releases containing material non-public information;

•	our entering into agreements outside of the ordinary course of our business;

•	our entering into any network agreements;

•	our entering into any agreements with an initial of renewal term or more than three years;

•	our establishing and maintaining an executive committee or our establishing and maintaining or appointing or removing any committee of the board;

•	our expanding our business beyond PC, TV, wireless and internet portal based on-line services;

•	our publicly releasing or launching any material new product or service;

•	our changing the terms of any outstanding stock right granted under an approved stock option plan, including repricing;

•	our filing for bankruptcy or our decision not to prevent or oppose any involuntary filing for bankruptcy;

•	our entering into any transaction or agreement with America Online, the Cisneros Group or their affiliates;

•	adoption of or material amendment to any employee benefit or executive compensation plan or severance payment; and

•	hiring or firing any personnel with the title of Vice President or above or increasing the compensation of any personnel who hold a title of Director of above.

      All of these actions currently require the unanimous approval of the special committee. Many of these actions also require approval by our entire board of directors. Because of their role in choosing the members of the special committee, America Online, Time Warner and the Cisneros Group may effectively have the power to influence corporate policy with respect to these corporate actions. If either America Online and Time Warner, on the one hand, or the Cisneros Group, on the other hand, loses its right to representation on the special committee, the special committee will be dissolved.

      Our board of directors does not have a nominating committee or a committee serving a similar function. Our board of directors as a whole considers nominations for directors. We have no nominating committee because we are not required to do so since we are a “Controlled Company” within the meaning of Rule 4350(c)(5) of The Nasdaq Stock Market Inc., and accordingly we do not have a nominating committee charter. Our board considers candidates recommended by stockholders, including America Online, Time Warner and the Cisneros Group, as well as from other sources such as directors or officers, third-party search firms and other appropriate sources. In considering potential candidates, our board considers a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest and concern for the long-term interest of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. We have a policy regarding consideration of director candidates recommended by stockholders. In accordance with our by-laws, if you wish to recommend a candidate for director for election at our 2005 annual stockholders’ meeting, you should submit such recommendation in writing no earlier than [March 7], 2005 and no later than [April 6], 2005; provided that if next year’s annual meeting of stockholders is held before May 24, 2005 or after July 23, 2005, you must submit a proposal or nomination not later than the close of business on the later of (i) the 90th day prior to the 2005 annual meeting of stockholders or (ii) the 10th day following the day on which we first publicly announce the date of the 2005 annual meeting of stockholders. All such recommendations should be sent to our secretary, David A. Bruscino, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309.

Code of Ethics

      We have adopted a code of ethics that applies to all directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have made our code of ethics available on our website at www.aola.com/investors. Disclosure regarding any amendments to, or waivers from, provisions of our code of ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

HOW MANY MEETINGS OF THE BOARD OF DIRECTORS WERE HELD LAST YEAR?

      During the fiscal year ended December 31, 2003, our board of directors met or acted by written consent nine times, our audit committee met or acted by written consent seven times, our special committee met or acted by written consent 29 times and our compensation committee met or acted by written consent five times. Pursuant to our audit committee charter, the chair of the audit committee may represent the entire committee for purposes of reviewing our interim financial statements with our management and independent auditors, and discussing any other matters required to be communicated to the committee by our independent auditors under generally accepted auditing standards. On several occasions during the fiscal year ended December 31, 2003, the chair of the audit committee acted unilaterally pursuant to the terms of the audit committee charter. All incumbent directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served during 2003. In addition, our board of directors and its committees acted by unanimous written consent on numerous occasions pursuant to Delaware law. It is our board’s policy that directors are encouraged to attend our annual meeting of stockholders. Last year, eleven of our directors attended the annual meeting.

Stockholder Communications to our Board

      Generally, stockholders who have questions or concerns should contact our investor relations department at 954-689-3000 or via email at aolairr@aol.com. However, any stockholder who wishes to communicate with our board, or any individual director, regarding our business should send such communication via email to contactdirectors@aol.com.

HOW ARE OUR DIRECTORS COMPENSATED?

      The directors appointed by America Online, Time Warner and the Cisneros Group received no cash compensation for services rendered in their capacity as directors, except that effective as of January 1, 2004, Robert S. O’Hara, Jr. received compensation as set forth below. The other members of our board receive a fee of $10,000 for each board meeting they attend and a fee of $7,500 per fiscal year for serving on a committee of our board. The chairperson of each committee receives an additional fee of $2,500 per fiscal year. The directors may receive additional compensation in a manner to be determined by our board. All directors are reimbursed for actual reasonable costs incurred in attending our board and committee meetings.

      Our directors, all of whom are non-employee directors, also receive automatic stock option grants under our 2000 stock plan upon joining our board. Options granted under this plan are non-qualified stock options. Each non-employee board member elected for the first time to our board is granted an option to purchase 60,000 shares of class A common stock upon the date of his or her initial election. The exercise price of the options is 100% of the fair market value of the class A common stock on the date of the option grant. The options are exercisable as of the date granted, and their term is ten years. As of April 28, 2004, none of these options granted under the plan had been exercised. Under America Online’s conflicts of interests standards, David Gang, J. Michael Kelly, Joseph A. Ripp and Gerald Sokol, Jr., each a member of our board as well as an employee of America Online, must transfer the economic benefit of their options to America Online.

STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

      The following table provides information regarding the ownership of our class A common stock as of April 28, 2004 by:

•	the named executive officers listed in the summary compensation table;

•	each director and nominee for director;

•	all current directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than 5% of our class A common stock.

      For purposes of calculating the number and percentage of outstanding shares held by each holder named below, any shares which that holder has the right to acquire within 60 days of April 28, 2004 are considered to be outstanding, but shares which may be similarly acquired by other holders are not considered to be outstanding.

      We believe that the stockholders named in this table have the sole voting and investment power for all shares of the class A common stock shown to be beneficially owned by them based on information they have provided to us, with the following exceptions:

•	The Cisneros Group’s shares are owned by Aspen Investments LLC and Atlantis Investments LLC, companies within the Cisneros Group of companies. Aspen Investments LLC is indirectly beneficially owned by a trust established by Gustavo A. Cisneros primarily for the benefit of himself and/or members of his family, and Atlantis Investments LLC is indirectly beneficially owned by a trust established by Ricardo J. Cisneros primarily for the benefit of himself and/or members of his family. Aspen Investments LLC and Gustavo A. Cisneros disclaim beneficial ownership of the shares of AOLA owned by Atlantis Investments LLC or Ricardo J. Cisneros. Atlantis Investments LLC and Ricardo J. Cisneros disclaim beneficial ownership of the shares of AOLA owned by Aspen Investments LLC or Gustavo A. Cisneros.

•	A total of 216,666 shares originally issued to the Cisneros Group consist of shares of series C preferred stock held by the children of Gustavo A. Cisneros. These shares are subject to a voting agreement allowing Aspen Investments LLC to vote the shares. The voting agreement terminates if the series C preferred shares are transferred by the children in the future or if the shares are converted into shares of our class A common stock.

•	A total of 288,888 shares originally issued to the Cisneros Group consist of shares of series C preferred stock held by the children of Ricardo J. Cisneros. These shares are subject to a voting agreement allowing Atlantis Investments LLC to vote the shares. The voting agreement terminates if the series C preferred shares are transferred by the children in the future or if the shares are converted into shares of our class A common stock.

•	America Online’s shares include 240,000 shares of class A common stock issuable upon exercise of options held by employees of America Online or its parent, Time Warner, who are also directors of AOLA. Although such employees are the record holders of their respective options, America Online and Time Warner hold or share disposition power with respect to all of the shares of the class A common stock underlying the options.

•	Banco Itaú’s shares are held through an indirect, wholly-owned subsidiary, Garnet Corporation.

      The address for America Online is 22000 AOL Way, Dulles, Virginia 20166. The address for Time Warner is One Time Warner Center. The address for the stockholders affiliated with the Cisneros Group is c/o Finser Corporation, 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134. The address for Banco Itaú is Rua Boa Vista 176, Sao Paulo, Brazil.

	Shares of
	Class A Common Stock
	Beneficially Owned

Beneficial Owner	Number		Percent

Executive Officers and Directors
Charles M. Herington	2,010,000	(1)	1.46%
Osvaldo Baños	0		0.0%
Carlos D. Trostli	0		0.0%
Eduardo A. Escalante Castillo	527,500	(2)	0.39%
Eduardo Hauser	817,576	(3)	0.60%
David A. Bruscino	290,800	(4)	0.21%
Steven I. Bandel	640,593	(5)	0.47%
Gustavo A. Cisneros	57,730,886	(6)(16)	32.99%
Ricardo J. Cisneros	57,803,108	(7)(16)	33.02%
David A. Gang	60,000	(8)	0.04%
Donna J. Hrinak	0		0.0%
J. Michael Kelly	60,000	(8)	0.04%
Robert S. O’Hara, Jr.	68,000	(9)	0.05%
Cristina Pieretti	457,748	(10)	0.34%
Joseph A. Ripp	60,000	(8)	0.04%
Gerald Sokol, Jr.	60,000	(8)	0.04%
Vernon E. Jordan, Jr.	60,000	(11)	0.04%
William H. Luers	62,350	(12)	0.05%
M. Brian Mulroney	60,000	(11)	0.04%
All current and former executive officers, director nominees and directors as a group — 22 persons	120,768,561		55.24%
Five Percent Stockholders
America Online, Inc.	136,791,706	(13)(16)	59.00%
Time Warner Inc.	216,345,694	(14)(16)	69.48%
Aspen Investments LLC	57,730,886	(6)(16)	32.99%
Atlantis Investments LLC	57,803,108	(7)(16)	33.02%
Banco Itaú S.A.	35,937,840	(15)(16)	26.58%

(1)	Consists of options to purchase 2,000,000 shares of class A common stock, which are exercisable within 60 days of April 28, 2004 and 10,000 shares of class A common stock.

(2)	Consists of options to purchase 527,500 shares of class A common stock, which are exercisable within 60 days of April 28, 2004.

(3)	Consists of options to purchase 334,800 shares of class A common stock, which are exercisable within 60 days of April 28, 2004 and 482,776 shares of class A common stock.

(4)	Consists of options to purchase 289,800 shares of class A common stock, which are exercisable within 60 days of April 28, 2004 and 1,000 shares of class A common stock.

(5)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors which are exercisable as of the date granted and 580,593 shares of class A common stock.

(6)	Consists of the following as of April 28, 2004: (a) 17,947,646 shares of class A common stock, (b) 39,723,240 shares of series C preferred stock, which represented approximately one-half of all series C preferred stock outstanding as of that date and includes 216,666 shares owned by the children of Gustavo A. Cisneros as to which Aspen Investments LLC has voting power, and (c) currently exercisable options to purchase 60,000 shares of class A common stock. Shares of series C preferred stock are convertible into AOLA’s class C common stock at any time, on a one share-for-one share basis, and the class C common stock is convertible into class A common stock at any time, on a one-share-for-one-share basis. Adding all these shares, as of April 28, 2004, Gustavo A. Cisneros, either directly or through Aspen Investments LLC, beneficially owned a total of 57,730,886 shares of class A common stock.

(7)	Consists of the following as of April 28, 2004: (a) 17,947,646 shares of class A common stock, (b) 39,795,462 shares of series C preferred stock, which represented approximately one-half of all series C preferred stock outstanding as of that date and includes 288,888 shares owned by the children of Ricardo J. Cisneros as to which Atlantis Investments LLC has voting power and (c) currently exercisable options to purchase 60,000 shares of class A common stock. Shares of series C preferred stock are convertible into AOLA’s class C common stock at any time, on a one-share-for-one-share basis, and class C common stock is convertible into class A common stock at any time, on a one share-for-one share basis. Adding all these shares, as of April 28, 2004, Ricardo J. Cisneros, either directly or through Atlantis Investments LLC, beneficially owned a total of 57,803,108 shares of class A common stock.

(8)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted. Under America Online’s conflicts of interests standards David A. Gang, J. Michael Kelly, Joseph A. Ripp and Gerald Sokol, Jr., each a member of our board as well as an employee of America Online, must transfer the economic benefit of their options to America Online.

(9)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted and 8,000 shares of class A common stock.

(10)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted, and 397,248 shares of class A common stock held by Pallium Operating II, LLC, a holding company beneficially owned by Ms. Pieretti. Also includes 500 shares of class A common stock held in accounts for which Ms. Pieretti’s husband is a cosignatory. Ms. Pieretti disclaims beneficial ownership of these 500 shares.

(11)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted.

(12)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted and 2,350 shares of class A common stock.

(13)	Consists of the following as of April 28, 2004: (a) 40,169,780 shares of class A common stock, (b) 79,840,676 shares of series B preferred stock, (c) currently exercisable options to purchase 240,000 shares of class A common stock held by certain directors of AOLA, and (d) 16,541,250 shares of class A common stock issuable pursuant to a warrant held by America Online. Shares of series B preferred stock are convertible into AOLA’s class B common stock at any time, on a one-share-for-one share basis, and such class B common stock is convertible into class A common stock at any time, on a one-share-for-one share basis. Adding all these shares, as of April 28, 2004, America Online beneficially owned a total of 136,791,706 shares of class A common stock. Time Warner, the parent company of America Online, may be deemed jointly to beneficially own all these shares.

(14)	Consists of the following, as of April 28, 2004: (a) 40,169,780 shares of class A common stock, (b) 79,840,676 shares of series B preferred stock held by America Online, (c) currently exercisable options to purchase 240,000 shares of class A common stock held by certain directors of AOLA, (d) 16,541,250 shares of class common stock issuable pursuant to a warrant held by America Online, (e) 44,150,105 shares of series B preferred stock issuable upon conversion of $160.0 million in principal amount in senior convertible notes held by Time Warner, and (f) 35,403,883 shares of series B preferred stock held by Time Warner. Shares of series B preferred stock are convertible into AOLA’s class B common stock at any time on a one-share-for-one-share basis, and such class B common stock is convertible into class A common stock at any time, on a one-share-for-one share basis. Adding all these shares, as of April 28, 2004, Time Warner beneficially owned a total of 216,345,694 shares of class A common stock.

(15)	Consists of class A common stock.

(16)	Under Rule 13d-5(b)(1) promulgated under the Exchange Act, to the extent a “group” is deemed to exist by virtue of the following agreements involving America Online, Time Warner and the Cisneros Group: stockholders’ agreement, the voting agreement, and the America Online-ODC registration rights agreement, America Online and Time Warner may be deemed to have beneficial ownership, under Sections 13(d) and 13(g) of the Exchange Act, of all of the equity securities of AOLA beneficially owned by entities within the Cisneros Group and each of Gustavo A. Cisneros and Ricardo J. Cisneros, and vice versa. Under Rule 13d-5(b)(1) promulgated under the Exchange Act, to the extent a “group” is deemed to exist by virtue of the Banco Itaú registration rights agreement, America Online and Time Warner, one the one hand, and the entities within the Cisneros Group and Gustavo A. Cisneros and Ricardo J. Cisneros, on the other hand, may be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all of the equity securities of AOLA beneficially owned by Banco Itaú, and vice versa. Each of (1) America Online and Time Warner, (2) the entities within the Cisneros Group and Gustavo A. Cisneros and Ricardo J. Cisneros, and (3) Banco Itaú, respectively, disclaims beneficial ownership of any AOLA securities directly or indirectly beneficially owned by the other.

WHO ARE OUR EXECUTIVE OFFICERS?

      Biographical information for each of our executive officers, including his respective age as of the June 23, 2004 annual meeting, is as follows:

      Charles M. Herington. Mr. Herington, 45, has been our president and chief executive officer since February 1999. Before joining AOLA, Mr. Herington served as president of Revlon América Latina from January 1998 to February 1999. From 1990 through 1997, Mr. Herington held a variety of senior management positions with PepsiCo Restaurants International, including regional vice president of KFC, Pizza Hut and Taco Bell for South America, Central America and the Caribbean from September 1995 to September 1997, regional vice president of KFC for Latin America from February 1994 to September 1995, general manager of KFC Puerto Rico from February 1992 to February 1994, general manager of franchise markets for KFC Latin America from February 1991 to February 1992 and marketing director for KFC for Latin America from May 1990 to February 1991. Between 1981 and 1990, Mr. Herington served in various managerial positions at Procter & Gamble. Mr. Herington is also a director of Adolph Coors Company and its principal subsidiary, Coors Brewing Company, and of NII Holdings, Inc.

      Osvaldo Baños. Mr. Baños, 49, is our executive vice president and chief financial officer since September 2002. From June 1999 to September 2002, Mr. Baños was a partner and executive office of Gemini Group, a consulting and venture capital firm in Buenos Aires, Argentina. From July 1997 to May 1999, Mr. Baños served as president and chief executive officer of Buenos Aires Embotelladora, S.A., a bottler of Pepsi products in Latin America. From 1981 to 1996, Mr. Baños served in various executive positions at PepsiCo, Inc.

      Milton P. Brice. Mr. Brice, 44, has served as our treasurer since June 2000, and our treasurer and controller since December 2001. From July 1984 to May 2000, Mr. Brice held a variety of management positions at The Procter & Gamble Company, primarily in the Latin America Division. From September 1994 to November 1998, Mr. Brice was Latin America regional treasurer; from June 1991 to August 1994, he was finance manager for Procter & Gamble Argentina; and from June 1990 to May 1991, he was regional product supply finance manager for Latin America.

      David A. Bruscino. Mr. Bruscino, 41, has been our vice president, general counsel and secretary since May 2000. From September 1988 to April 2000, Mr. Bruscino was an attorney with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, and was a partner of that firm beginning in 1996.

      Eduardo A. Escalante Castillo. Mr. Escalante, 46, is president and general manager of our Mexican subsidiary, AOL Mexico, a position he has held since November 1999. Prior to that, from September 1998 to November 1999, Mr. Escalante was vice president of Alestra, a joint venture of AT&T, Grupo Alfa and Bancomer. From January 1996 to August 1998, Mr. Escalante was director of marketing and from November 1994 to December 1995 he served as director of strategic planning for Alestra. From May 1992 to October 1994, he served as marketing director and from June 1991 to April 1992 as the manager of planning and new product development for Sigma Alimentos, the food segment of Grupo Alfa.

      Milton R. Camargo. Mr. Camargo, 46, has been the president and general manager of our Brazilian subsidiary, AOL Brazil, since March 31, 2003. Prior to that, he served as the chief operating officer of AOL Brazil beginning in May 1, 2001, having started with AOL Brazil in July 2000 as the business unit director for the AOL/ Banco Itaú relationship. From July 1997 to July 2000, Mr. Camargo served as president of the Brazil Porto Alegre South Mission of the Church of Jesus Christ of the Latter-Day Saints. From February 1996 to June 1997, he worked for Philips do Brasil as marketing director in the Lighting Division. From April 1991 to January 1996, he worked for Otis Elevator Company, a subsidiary of United Technologies Corporation, in various positions, culminating in the position of international commercial division manager.

      Travis Good. Mr. Good, 44, has been our vice president of technology and operations since March 1999. From May 1995 to February 1999, he held a variety of management positions at America Online, including general manager for America Online’s Global Network Navigator and director of product marketing for AOL client software. From January 1995 to May 1995 he was director of Internet services for Cable & Wireless. From March 1994 to January 1995, Mr. Good served as general manager of GE Information Services’ distributorship in Mexico. From December 1987 to March 1994, he served in a variety of positions at General Electric Corporation.

      Eduardo Hauser. Mr. Hauser, 35, is our executive vice president of AOL services and business affairs, a position he has held since July 2003. From January 2001 to June 2003, Mr. Hauser served as our vice president of AOL services. From January 2002 to July 2003, Mr. Hauser served as our vice president of business affairs. From March 1999 to January 2001, Mr. Hauser served as our vice president of corporate development. Before joining AOLA, Mr. Hauser was employed from September 1988 to March 1999 by different companies in the Cisneros Group, serving in a variety of positions, including vice president, news, of Venevisión from September 1997 to March 1999, and as managing director of Highgate Properties, a company within the Cisneros Group, from September 1993 to September 1997.

HOW ARE OUR NAMED EXECUTIVE OFFICERS PAID?

      The following table presents the total compensation paid or accrued to our named executive officers during our fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001.

      “Named executive officer” refers to our chief executive officer and to our four most highly paid executive officers who earned more than $100,000 in the fiscal year ended December 31, 2003, and who were employed by us on December 31, 2003. Also included is Mr. Carlos D. Trostli, our former President and General Manager of AOL Brasil. Mr. Trostli would have been among our most highly compensated executive officers other than Mr. Herington, our chief executive officer, but for the fact that he was not serving as an executive officer on December 31, 2003. Mr. Trostli’s employment with us ended in March 2003.

					Long Term
					Compensation
	Annual Compensation
					Securities
				Other Annual	Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation	Options Awarded

Charles M. Herington(1)	2003	$435,000	$372,605	$33,604	—
President and Chief	2002	435,000	440,220	33,904	150,000
Executive Officer	2001	410,166	150,000	33,946	750,000

Osvaldo Baños(2)	2003	$300,154	$128,485	—	—
Executive Vice President	2002	140,487	231,845	—	250,000
and Chief Financial Officer	2001	—	—	—	—

Eduardo A Escalante Castillo(3)	2003	$314,960	$138,306	$65,619	—
President and General	2002	316,315	179,860	47,200	80,000
Manager, AOL Mexico	2001	295,439	60,410	46,724	150,000

Eduardo Hauser	2003	$209,541	$81,383	$—	—
Executive Vice President	2002	204,390	98,033	—	44,600
AOL Services and Business Affairs	2001	179,862	29,832	—	90,000

David A. Bruscino(4)	2003	$187,658	$64,443	$18,622	—
Vice President and	2002	179,029	66,904	7,137	44,600
General Counsel	2001	163,832	43,492	26,744	90,000

Carlos D. Trostli(5)	2003	$158,055	$150,189	$33,608	—
former President and	2002	275,973	119,239	137,889	66,700
General Manager, AOL Brazil	2001	166,673	110,646	52,972	375,000

(1)	Mr. Herington’s other annual compensation consists of automobile allowance ($30,000 annually) and payment of club membership fees (approximately $4,000 annually).
(2)	Mr. Baños began his employment with us in August 2002. His annual bonus compensation in 2002 consisted of a signing bonus of $150,000 that was granted under Mr. Baños’ employment agreement and a performance bonus of $81,845.
(3)	Mr. Escalante’s other annual compensation consists of use of automobile (approximately $12,200 in 2003 and $20,000 annually in 2002 and 2001), children’s education allowance (approximately $51,000 in 2003 and $24,000 in 2002 and 2001).
(4)	Mr. Bruscino’s other annual compensation in 2001 consists of expenses related to his relocation to the Fort Lauderdale, Florida area when he joined AOLA. Mr. Bruscino’s other annual compensation in 2002 and 2003 consists of partial reimbursement of expenses related to overseas work.
(5)	Mr. Trostli’s employment with us began on May 7, 2001 and ended March 28, 2003. His other annual compensation includes use of automobile ($30,000 annually), children’s education allowance (2003: $3,209; 2002: $17,827; 2001: $9,537) and personal security (2003: $18,156; 2002: $87,056; 2001: $11,947).

OPTION GRANTS IN 2003 TO NAMED EXECUTIVE OFFICERS

      We did not grant any employee options to purchase shares of class A common stock during the year ended December 31, 2003 to the named executive officers listed in the summary compensation table.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR END OPTION VALUES

      The following table summarizes for each of the named executive officers unexercised options held at December 31, 2003. None of the named executive officers held any stock appreciation rights or exercised any stock options or stock appreciation rights during 2003. The value of unexercised in-the-money options at year-end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2003. The closing price of our class A common stock on the Nasdaq SmallCap Market on that date was $1.42.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Shares
	Options at Year End		at Year End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Herington, Charles M	1,750,001	449,000	—	—
Baños, Osvaldo	62,500	187,500	$72,500	$217,500
Escalante Castillo, Eduardo A	376,250	228,750	—	—
Hauser, Eduardo A	239,900	139,700	—	—
Bruscino, David A	206,150	128,450	—	—
Trostli, Carlos D	—	—	—	—

(1)	Actual Gains, if any, on exercise will depend on the value of the class A common stock on the date of sale of any shares acquired upon exercise of the option.

CONTRACTS WITH NAMED EXECUTIVE OFFICERS

      Charles M. Herington. Mr. Herington serves as our president and chief executive officer. Mr. Herington’s annual base salary from March 2002 through December 2003 was $431,700. From March 2001 through February 2002, Mr. Herington’s annual base salary was $413,000 and from September 2000 through February 2001 his annual base salary was $376,160. Mr. Herington is eligible to receive an annual bonus of up to 130% of his base salary, at the discretion of our board based on his performance. On August 7, 2000, Mr. Herington also received an option to purchase 1,300,000 shares of our class A common stock at $8.00 per share, its initial public offering price. As of January 1, 2003, Mr. Herington can purchase all shares available under this option grant. The board, in its discretion, may grant other stock options to Mr. Herington based upon his performance. Mr. Herington also holds options to purchase Time Warner common stock.

      If we terminate Mr. Herington for any reason other than:

•	his willful and material violation of AOLA’s company policy, which is not cured within 30 days after he has received written notice from our board;

•	his failure to comply with the lawful direction of our board;

•	his commission of a material act of dishonesty or fraud; or

•	his conviction or plea of no contest to a felony,

      Mr. Herington is entitled to receive his salary for 24 months following termination, as well as a portion of his annual bonus and options granted to Mr. Herington before his termination will continue to vest during the applicable severance payment period.

      Osvaldo Baños. Mr. Baños serves as our chief financial officer. Mr. Baños’ annual base salary has been $300,000 since he began his employment in August 2002. Mr. Baños also received a signing bonus of $150,000 in 2002. Mr. Baños is eligible to receive an incentive bonus of up to 50% of his base salary based on his performance and on the achievement of specified performance objectives. He is also eligible to receive options to purchase our class A common stock. As part of his employment agreement, Mr. Baños received an initial option grant of 250,000 shares.

      David A. Bruscino. Mr. Bruscino is our vice president and general counsel. Mr. Bruscino’s annual salary from May 2000 to February 2001 was $150,000. From March 2001 to February 2002, Mr. Bruscino’s annual salary was $166,837. From March 2002 to the present date, Mr. Bruscino’s annual salary is $183,521. Mr. Bruscino is eligible to receive an incentive bonus of up to 35% of his base salary based on his performance and on the achievement of specified performance objectives. Mr. Bruscino is also eligible to receive options to purchase shares of our class A common stock.

      In addition, Mr. Bruscino is party to an Executive Retention Agreement, under which he will be entitled to receive a retention bonus in the amount of $120,000 on July 1, 2005, if he remains employed by us on that date. Mr. Bruscino would be entitled to receive that payment sooner if his employment is terminated by us “without cause” (as defined in the agreement) or he terminates his employment “for good reason” (as defined in the agreement), or if Mr. Bruscino dies. Payment of the retention bonus is secured by a letter of credit. Under the agreement, we also granted Mr. Bruscino options to purchase 120,000 shares of class A common stock. The exercise price of these options is $1.59 per share, and these options vest 50% on January 1, 2005 and 50% on January 1, 2006. These options, together with all other options held by Mr. Bruscino, will become immediately exercisable upon certain events, including the termination of his employment by us “without cause” or the termination by Mr. Bruscino of his employment “for good reason”. In the event of a “change of control” of us (as defined in the agreement), all of Mr. Bruscino’s options would be required to be assumed by the acquiring company or would become fully exercisable. In addition, the agreement provides that in the event Mr. Bruscino’s employment is terminated without cause or because of a disability or Mr. Bruscino terminates his employment for good reason, he would be entitled to receive a severance payment equal to his then-current annual salary.

      Eduardo A. Escalante Castillo. Mr. Escalante is president and general manager of AOL Mexico. Mr. Escalante’s annual salary from March 2001 to March 2002 was $294,803 and from March 2002 to date is $282,584. This reduction reflects the impact of recent devaluation in the exchange rate of the Mexican peso versus the U.S. dollar. Mr. Escalante is eligible to receive an incentive bonus of up to 50% of his base salary based on his performance and on the achievement of specified performance objectives. Mr. Escalante is also eligible to receive options to purchase shares of our class A common stock.

      In addition, Mr. Escalante is a party to an Executive Retention Agreement, under which he will be entitled to receive a retention bonus in the amount of $200,000 on July 1, 2005, if he remains employed by us on that date. Mr. Escalante would be entitled to receive that payment sooner if his employment is terminated by us “without cause” (as defined in the agreement) or he terminates his employment “for good reason” (as defined in the agreement), or if Mr. Escalante dies. Payment of the retention bonus is secured by a letter of credit. Under the agreement, we also granted Mr. Escalante options to purchase 200,000 shares of class A common stock. The exercise price of these options is $1.59 per share, and these options vest 50% on January 1, 2005 and 50% on January 1, 2006. These options, together with all other options held by Mr. Escalante, will become immediately exercisable upon certain events, including the termination of his employment by us “without cause” or the termination by Mr. Escalante of his employment “for good reason”. In the event of a “change of control” of us (as defined in the agreement), all of Mr. Escalante’s options would be required to be assumed by the acquiring company or would become fully exercisable. Additionally, the agreement provides that in the event Mr. Escalante’s employment is terminated without cause or because of a disability or Mr. Escalante terminates his employment for good reason, he would be entitled to receive a severance payment equal to his then-current annual salary.

      Eduardo Hauser. Mr. Hauser is our executive vice president of AOL Services and Business Affairs. From September 2000 until March 2001, Mr. Hauser’s annual base salary was $170,000. From April 2001 through December 2001, Mr. Hauser’s annual base salary was $182,210. From January 2002 to present, Mr. Hauser’s annual base salary was $209,541. Mr. Hauser is eligible to receive an annual bonus of up to 70% of his base salary, based on specified performance objectives related to advertising revenue. He is also eligible to receive options to purchase our class A common stock.

      In addition, Mr. Hauser is a party to an Executive Retention Agreement, under which Mr. Hauser will be entitled to receive a retention bonus in the amount of $140,000 on July 1, 2005, if Mr. Hauser remains employed by us on that date. Mr. Hauser would be entitled to receive that payment sooner if his employment is terminated by us “without cause” (as defined in the agreement) or he terminates his employment “for good reason” (as defined in the agreement), or if Mr. Hauser dies. Payment of the retention bonus is secured by a letter of credit. Under the agreement, we also granted Mr. Hauser options to purchase 140,000 shares of class A common stock. The exercise price of these options is $1.59 per share, and these options vest 50% on January 1, 2005 and 50% on January 1, 2006. These options, together with all other options held by Mr. Hauser, will become immediately exercisable upon certain events, including the termination of his employment by the Company “without cause” or the termination by Mr. Hauser of his employment “for good reason”. In the event of a “change of control” of us (as defined in the agreement), all of Mr. Hauser’s options would be required to be assumed by the acquiring company or would become fully exercisable. Additionally, the agreement provides that in the event Mr. Hauser’s employment is terminated without cause or because of a disability or he terminates his employment for good reason, he would be entitled to receive a severance payment equal to his then-current annual salary.

      Carlos D. Trostli. In connection with the termination of Mr. Trostli’s employment with our Brazilian subsidiary in March 2003, Mr. Trostli received a cash payment in the amount of $158,055. In addition, we agreed to continue his health and life insurance coverage for a period of one year following the termination, and he received a bonus for 2003 in the amount of $150,189.

REPORT OF THE COMPENSATION COMMITTEE

      The Securities and Exchange Commission requires that public companies disclose the procedures and mechanisms that are used to establish officer compensation. This report explains the criteria that the compensation committee used to determine the compensation of our executive officers for 2003.

      We have a compensation committee of our board of directors that consisted of Messrs. Luers and Mulroney in 2003, both non-employee directors. Neither Mr. Luers nor Mr. Mulroney has been an officer or employee of our company. None of our executive officers serves as a member of our board or the compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

      The compensation committee is responsible for establishing and implementing policies and programs to compensate our executives. The committee approves the base salary and bonus objectives and payments for our executive officers. The compensation committee also administers our 2000 stock plan and establishes stock option grants for our executive officers.

      The committee met five times in 2003 to review and establish base salaries and bonuses for executive officers for 2003 and acted in 2004 to review and establish cash bonuses for 2003 to be paid in 2004. The committee also acted to approve severance payments to executive officers who were terminated and to approve retention agreements for key employees. In addition, the committee acted by written consent in 2003.

      The primary objective of our executive compensation program is to attract, retain and reward executive officers and other employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. The compensation committee accomplishes this by:

•	Establishing salaries competitive with those of leading technology companies with which we compete for talent.

•	Maintaining incentive opportunities designed to motivate and reward achievement of our collective goals and the personal goals of each individual. These incentives consist of cash bonuses and stock options and are designed to bring the total compensation for key employees to competitive levels within the industry and to ensure that these individuals are motivated over the long term and respond to challenges and opportunities as owners and not just as employees.

      Despite the primary objective cited above, in light of our emphasis on preserving cash, base salary levels for executive officers were not increased in 2003 from 2002 levels.

      A portion of the cash compensation is paid to our executive officers and other senior management personnel in the form of an annual bonus. Bonus payments made in 2004 with respect to performance in 2003 ranged from 26% to 86% of an executive officer’s 2003 base salary based on performance and on the achievement of specified performance objectives, including business performance metrics and personal objectives. All of our executive officers received a cash bonus in 2004 with respect to performance in 2003.

      One of the primary components of our long-term incentive program is our stock option grants. Through stock option grants that are based on performance, executives receive significant equity incentives to build long-term stockholder value. Stock option grants are also used to retain these officers in light of the increasing demands placed on them due to our growth. The grants typically vest over a four-year period and are set at the fair market value of our class A common stock on the date of the grant. Due to some uncertainty in the corporate and accounting regulatory environment relating to stock options, no stock options were granted in 2003 to our executive officers, other than options granted to one of our executive officers in connection with a retention plan.

      Mr. Herington, our chief executive officer, joined us in February 1999. His salary, potential bonus and stock option grants have been determined on the basis of negotiations between our board and Mr. Herington, while taking into account his experience, competitive salary information and market conditions at the time. In 2000, we entered into an amended employment agreement with Mr. Herington. As noted above, in light of our emphasis on preserving cash, Mr. Herington’s base salary was not increased in 2003 from its 2002 level of $435,000. In accordance with our bonus program outlined above and his amended employment agreement, Mr. Herington was eligible for a targeted bonus of up to 130% of his 2003 base salary, based on a weighted-average level of achievement by us in 2003 of specified metrics related to membership turnover (40% of total bonus eligibility), the number of payments received from our subscribers (30% of total bonus eligibility) and our cash flow (30% of total bonus eligibility). The compensation committee, after taking into account the extent to which we achieved these targets in 2003, unanimously approved a cash bonus for Mr. Herington of $372,605, or 85.7%, of his 2003 base salary. In addition, as noted above, due to some uncertainty in the corporate and accounting regulatory environment relating to stock options, no stock options were granted in 2003 to Mr. Herington.

      The compensation committee is cognizant of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that we may deduct in determining our taxable income for any year to $1,000,000 for any of our five most highly compensated executive officers. In 2003, no executive officer’s compensation exceeded the limitation set by Section 162(m).

M. Brian Mulroney, Chairman

William H. Luers

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter, which was approved in its current form by the board of directors on February 20, 2004, the primary purpose of AOLA’s audit committee is to assist AOLA’s board of directors in fulfilling its oversight responsibility relating to the financial statements and the financial reporting process of AOLA. Management has the responsibility for preparing AOLA’s financial statements and for the financial reporting process, including the system of internal accounting and financial controls. The independent auditors are responsible for performing an independent audit of AOLA’s consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight function, the audit committee has met with management and the independent auditors, Ernst & Young LLP, to review and discuss the audited consolidated financial statements of AOLA for the fiscal year ended December 31, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with Ernst & Young matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements.

      The audit committee received reports and discussed with AOLA’s management, including its internal auditors, the overall scope and plans for internal audits and received reports and discussed with the independent auditors the overall scope and plans for their audit. The committee meets periodically with internal and independent auditors, both with and without management present, to discuss the results of their examinations and the evaluations of AOLA’s accounting and financial controls.

      The audit committee received from Ernst & Young and discussed a formal written statement describing all relationships between Ernst & Young and AOLA that might bear on Ernst & Young’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditor’s independence. The audit committee also discussed with Ernst & Young any relationships that may have an impact on their objectivity and independence.

      Based on the above-mentioned review and discussions with management and Ernst & Young, the audit committee recommended to the board of directors that AOLA’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any related amendment, for filing with the Securities and Exchange Commission.

Robert S. O’Hara, Jr., Chairman

Vernon E. Jordan, Jr.
William H. Luers

RELATIONSHIPS AND TRANSACTIONS YOU SHOULD KNOW ABOUT

      Our Audit Committee reviews and approves in advance all related-party transactions.

2002 Debt Financing

      Note Purchase Agreement with Time Warner. In order to fund our operating and cash requirements, on March 8, 2002, we entered into a note purchase agreement with Time Warner, the parent of America Online, which is one of our principal stockholders. Under the note purchase agreement, Time Warner provided us with $160.0 million in 2002 in exchange for senior convertible notes of AOLA due in March of 2007. The senior convertible notes bear an annual coupon of 11%, payable quarterly. The initial conversion price, subject to adjustment, is $3.624 per share (a premium of 20% to the closing trading price of our class A common stock of $3.020 on March 8, 2002). The senior convertible notes are convertible at any time at the option of the holder, and are redeemable by us at any time, subject to the holder’s right to convert the senior convertible notes into preferred stock. In addition, the senior convertible notes are required to be repaid, at the option of the holder, in the event of significant asset sales or if we raise additional debt or equity funds. Interest will be payable either in cash or preferred stock, at our option. In the event that interest is paid in shares, the price per share is to be determined based on the average closing price of the class A common stock for the twenty trading dates ending on the third day prior to the date of payment.

      For the year ended December 31, 2003, we incurred $17.8 million related to interest payable to Time Warner on the senior convertible notes and paid such interest through the issuance of 24,538,240 shares of series B preferred stock. We expect to incur approximately $17.5 million in annual interest expense as long as the full amount of $160.0 million in senior convertible notes are outstanding. Given our focus on cash preservation, we expect to make future payments of interest through the issuance of additional shares of stock. Depending on market conditions at the time, a decision to pay the interest on the Time Warner notes through the issuance of additional shares could result in significant additional dilution to existing shareholders.

      In the event Time Warner were to convert the $160.0 million in senior convertible notes, an additional 44,150,105 shares of series B preferred stock would be issued to Time Warner, increasing the economic ownership by America Online and its affiliates in AOLA to 55.3% and their relative voting strength to 66.9%, also assuming conversion of the warrant granted to America Online at the date of our initial public offering and the exercise of options to purchase 240,000 shares of class A common stock issued to certain of our current directors. It is our intention to continue to pay the interest on the senior convertible notes through the issuance of additional shares.

Preferred Stock Conversion Agreement with America Online and the Cisneros Group

      In January 2003, America Online and the Cisneros Group converted a total of 36,169,780 shares of series B and 31,895,292 shares C preferred stock to shares of class A common stock, respectively, at the request of AOLA. This conversion was designed to increase the total market capitalization of AOLA’s class A common stock, in order to comply with the minimum market capitalization requirements of the NASDAQ SmallCap market. As a result of this conversion, the total number of shares of class A common stock outstanding on January 13, 2003 increased to 135,135,137 shares.

Stockholders’ Agreement, as amended, with America Online and the Cisneros Group

      On August 7, 2000, we entered into a stockholders’ agreement with America Online and the Cisneros Group, which contains various provisions that affect the way in which we operate our business and govern many important aspects of the relationships among America Online, the Cisneros Group and us. On March 30, 2001, this agreement was amended in connection with the equity investment by our principal stockholders, America Online, the Cisneros Group and Banco Itaú. On March 8, 2002, this agreement was further amended in connection with the note purchase agreement to add Time Warner as party to the stockholders’ agreement for limited purposes and to require any subsidiaries of Time Warner that may hold senior convertible notes in the future to become a party to the stockholders’ agreement for limited purposes.

The Registration Rights Agreement, as Amended, with America Online and the Cisneros Group

      On March 30, 2001, we amended our existing agreement with America Online and the Cisneros Group to provide them with their respective registration rights for the shares of class A common stock issuable upon conversion of their series B and C preferred stock we issued to them, and in the case of America Online, upon the exercise of the warrant it holds to purchase 16,541,250 shares of our capital stock. On March 8, 2002, in connection with the note purchase agreement, we further amended the existing registration rights agreement by adding Time Warner as a party, requiring subsidiaries of Time Warner that may hold notes in the future to become a party, and providing registration rights for shares of class A common stock issuable upon conversion of the B stock and series B preferred stock issued upon conversion or as interest on the senior convertible notes.

The AOL License Agreement

      Under our license agreement with America Online, we have:

•	a royalty free, exclusive license to offer AOL-branded PC-based online services in Latin America;

•	the exclusive right to offer AOL-branded TV-based online services in Latin America;

•	the exclusive right to offer in Latin America any AOL-branded wireless-based online services developed by America Online for commercial launch on or before August 7, 2004; and

•	a non-exclusive license to offer a localized network of AOL-branded portals in Latin America, with an option to license exclusively any Spanish- or Portuguese-language AOL-branded portals that America Online may develop for the Latin American market, subject to our payment of a license fee.

      We also have the rights to use all related America Online proprietary software and technology as well as AOL-registered domain names and principal trademarks in Latin America.

      We have interconnected our America Online Brazil, America Online Mexico and America Online Argentina country services to the services provided by America Online and its international affiliates. This interconnection provides our members with access to the America Online services and America Online international interactive services and permits America Online members worldwide to access the AOLA country services. America Online is obligated to license to us, or to use commercially reasonable efforts to obtain for us, the license rights it has in third-party software products used in operating the AOL-branded interactive services. These third-party licenses may be royalty-free or may require payments by us.

      From December 15, 1998 through December 31, 2003, we did not make any payments to America Online for services received under the license agreement. We believe that annual payments for these services will not exceed $60,000 in the future. The $60,000 reference is a threshold amount set forth in the rules and regulations of the Securities and Exchange Commission to help determine when a transaction needs to be described in a filing with the Securities and Exchange Commission, including in a proxy statement.

      We have the same rights to offer CompuServe-branded services, although we no longer offer these services. We do not have the right to offer Netscape, MapQuest, Moviefone or any other non-AOL-branded interactive service which is owned by America Online. We only have the right to offer AOL- and CompuServe-branded interactive services.

      We will lose the exclusivity of our licensed rights:

•	to AOL-branded PC-based online services, upon the date on which either America Online or the Cisneros Group owns 20% or less of the voting stock of AOLA outstanding on August 7, 2000.

•	to AOL-branded TV-based and wireless-based online services, upon the later of August 7, 2005 or the date on which either America Online or the Cisneros Group owns 20% or less of the outstanding voting stock of AOLA.

      For PC-based online services, the threshold number of shares is lowered if:

•	an additional strategic stockholder is admitted as a stockholder of AOLA;

•	we issue more shares of our capital stock; or

•	America Online exercises a warrant it holds to purchase 16,541,250 shares of our voting common stock.

      For TV and wireless-based online services, the threshold number of shares is lowered if:

•	an additional strategic stockholder is admitted as a stockholder of AOLA; or

•	America Online exercises a warrant it holds to purchase 16,541,250 shares of our voting common stock.

      America Online may terminate our rights under the license if we materially breach its terms.

The AOL Services Agreement

      We entered into a services agreement with America Online on August 7, 2000, under which America Online provides various services to us, including:

•	localization of AOL software and software updates;

•	development and installation services, including requested modifications, enhancements and revisions to AOL’s software;

•	host computer services;

•	network connections from our services to the America Online servers;

•	technical support;

•	training in areas such as marketing, business development, member support, public relations, finance and accounting;

•	support and maintenance for third-party software licensed to us by America Online; and

•	joint venture assistance.

      We have agreed to compensate America Online for these services at rates at least as favorable to us as those charged by America Online to any other party, including joint venture affiliates, but excluding affiliates that are at least 75% owned by America Online. Based on our management’s experience negotiating similar contracts, as well as its knowledge of our competitors’ cost structures, we believe that the terms of the services agreement are at least as favorable as we could have obtained from an unaffiliated third party.

      For the 2003 fiscal year, we had incurred expenses totaling approximately $11.8 million payable to America Online under our services agreement. We anticipate that payments to America Online for these services will exceed $60,000 annually in the future. As of December 31, 2003, America Online had billed us approximately $3.8 million over and above amounts we have recorded in our consolidated financial statements. The difference relates to a portion of items under dispute, primarily for support services provided by America Online. This dispute was settled in February 2004 in a manner which is consistent with our historical accounting treatment and which did not have any cash impact on our financial condition. We received a credit for these invoices on March 18, 2004.

The Letter Agreement Regarding Puerto Rico Subscribers

      We entered into a letter agreement with America Online under which America Online transferred to us the economic benefit associated with subscribers to the AOL-branded service in Puerto Rico, and we include these subscribers in our member totals. For fiscal 2003, we incurred expenses of $2.7 million to America Online under this agreement. We anticipate that payments to America Online for services provided under the letter agreement will exceed $60,000 annually. We also received from America Online $13.8 million for fees collected by America Online from subscribers to the AOL-branded service in Puerto Rico, which we recorded as subscription revenue.

Agreement for Consulting Services with America Online Relating to U.S. Latino Content Area

      In February 2003, we entered into a one-year agreement for consulting services with America Online under which we provide programming services to America Online related to this mini-channel. We received $750,000 as consideration for these programming services. This agreement expired in February 2004. However, we are in discussions with America Online for a new agreement under which America Online would pay us $400,000 per year and provide us at no charge with certain product development services for our Spanish-language client software. There can be no assurance that we will be able to reach agreement with America Online regarding our potential provision of these services.

Advertising Arrangements with America Online

      We have an arrangement with America Online under which we pay them a commission as a finder’s fee of 15% of advertising revenues received from global transactions in which part of the advertising is on our AOLA country services and/or web-based interactive services. The amount of these payments during fiscal 2003 was approximately $137,000. Based on our management’s experience negotiating similar arrangements, we believe that the terms of this arrangement are at least as favorable as we could have obtained from an unaffiliated third party.

Network Arrangement with America Online

      We have an arrangement with America Online under which we receive network capacity from Progress Networks. America Online is a party to the agreement with Progress Networks and invoices us for the amount of network capacity we use. The amount of such payments during fiscal 2003 was $1.3 million.

Strategic Alliance with Banco Itaú

      In June 2000, we entered into a ten-year strategic alliance with Banco Itaú, one of the largest banks in Latin America. Banco Itaú is obligated to market and promote a co-branded version of our AOLA country service in Brazil as the principal means of accessing Banco Itaú’s interactive financial services. We also market a version of our web-based interactive services in Banco Itaú branches containing the same co-branded features as the country service. Our relationship with Banco Itaú is central to our marketing efforts in Brazil.

      On December 14, 2002, we amended our strategic marketing alliance with Banco Itaú. Under the terms of the revised agreement, we now oversee, in large part, the marketing activities for the co-branded service. Banco Itaú is obligated to establish kiosks and point-of-sale displays in hundreds of its bank branches for the promotion of the co-branded services, which are staffed by promoters trained by AOL Brazil. Potential subscribers are able to sample the co-branded services and register in the bank branches. The number of promoters varies depending on the success of the marketing efforts, which are reviewed every three months. If the marketing efforts do not meet specified goals, the number of promoters will be decreased, subject to a floor on the number of promoters. Conversely, if the marketing efforts exceed specified levels, the number of promoters will be increased, subject to a maximum number of promoters. Banco Itaú is also required to distribute, at our direction, CDs containing the software for the co-branded AOLA country service via in-branch promotions and direct mail. Banco Itaú must also produce and broadcast a certain number of television commercials promoting the co-branded services and provide exclusive online banking benefits to subscribers to the co-branded services. Banco Itaú is responsible for the cost of these marketing efforts.

      The modified marketing arrangements will remain in effect through March 2006, although the ten-year term of the agreement did not change. Banco Itaú is obligated to make cash payments to us if minimum annual revenue targets and marketing commitments are not met through March 2006. The maximum aggregate amount that Banco Itaú will be required to pay us if these targets are not met, which we refer to as reference payments, is $26.0 million, $21.0 million and $13.0 million in 2004, 2005 and 2006, respectively. We did not receive any penalty amounts from Banco Itaú for its failure to meet revenue targets for the March 24, 2004 measurement date because we chose to receive payments from Banco Itaú in lieu of marketing, as described below.

      Beginning in the second half of 2003, as a result of lower than expected productivity, we reduced the number of promoters. Because of this reduction and our cancellation of certain CD distributions, Banco Itaú made payments of $4.5 million to us during 2003 in lieu of marketing activities it was obligated to make under our revised marketing agreement. We expect these payments to continue in the future but the amounts to gradually decrease over time as per the terms of the revised marketing agreement. We have the right to redeploy or reinstate some of the promoters in the branches in the future, in which case we would forego such payments from Banco Itaú. Such payments from Banco Itaú are accounted for as funds from financing activities in our statement of cash flows and will reduce future marketing expense by lowering the amortization expense associated with the shares issued to Banco Itaú. Payments we receive from Banco Itaú in lieu of marketing activities it is obligated to make result in a reduction of amounts owed to us as reference payments, since such amounts are considered revenues for purposes of calculating Banco Itaú’s performance under revenue targets.

      Banco Itaú’s customers who register for the co-branded services currently are entitled to a one-month free trial period, the length of which may be changed in the future and, if they subscribe to the co-branded AOL country service on a monthly, bundled unlimited-use plan, are entitled to a 20% discount.

Banco Itaú, at its option, may subsidize hours for certain customers who were subscribers to the co-branded service prior to December 14, 2002. For the quarter ended December 31, 2003, the amount of subsidies paid by Banco Itaú for its members was not material. For the year ended December 31, 2003, we received $0.9 million in subsidies for its members from Banco Itaú.

      Termination. In general, if we or Banco Itaú commit a material breach of our agreement and fail to cure the breach, then the non-breaching party will have the right to terminate the agreement after an arbiter reviews the matter and confirms the uncured material breach. If the breach relates to an exclusivity provision, the non-breaching party may elect to continue the agreement with the option to be relieved of the exclusivity provisions of the agreement applicable to it. Banco Itaú may also terminate the agreement upon a change in control of us. A material breach of the agreement by us includes:

•	if subscribers are unable to access the co-branded service for specified periods of time; and

•	our breach of certain exclusivity obligations under the agreement.

      The aggregate amount that Banco Itaú would be obligated to pay us in the event of a termination of the agreement prior to March 24, 2006 is approximately $70.0 million.

Advertising Agreements with Banco Itaú

      We entered into a series of advertising agreements with Banco Itaú under which Banco Itaú advertised on our AOLA country service in Brazil during 2003. The amount of payments under the agreements received by us from Banco Itaú during fiscal 2003 was approximately $647,000. We do not currently have any commitment by Banco Itaú to advertise on our country service or web-based services in Brazil in 2004.

Advertising Agreement with Turner Broadcasting System Latin America, Inc., as Amended

      During fiscal 2003, we purchased an aggregate of approximately $986,000 in advertising on various Turner media properties. Services received from Turner properties during 2003 were applied against a prepayment established in 2002. As of December 31, 2003, approximately $463,000 remains available under this prepayment remains available for future use.

Relationships with Officers of Time Warner and America Online

      Three members of our board appointed by America Online are also executive officers of America Online.

•	David A. Gang is executive vice president of AOL Products;

•	J. Michael Kelly is the chairman and chief executive officer of AOL International; and

•	Joseph A. Ripp is vice chairman of America Online.

Relationships with Officers of the Cisneros Group

      Four members of our board appointed by the Cisneros Group are also executive officers and directors of companies within the Cisneros Group.

•	Gustavo A. Cisneros oversees the management and operations of the Cisneros Group and is an executive officer and director of many of its constituent companies;

•	Ricardo J. Cisneros is an executive officer and director of many of the constituent companies of the Cisneros Group;

•	Steven I. Bandel holds several senior management positions in companies in the Cisneros Group and has the title of president and chief operating officer of the Cisneros Group; and

•	Cristina Pieretti holds a number of senior management positions in companies in the Cisneros Group and has the title of executive vice president of operations of the Cisneros Group.

The Registration Rights and Stockholders’ Agreement, as amended, with Banco Itaú

      On August 11, 2000, we entered into a registration rights and stockholders’ agreement with Banco Itaú. This agreement was subsequently amended on March 30, 2001, in connection with the equity investment by America Online, the Cisneros Group and Banco Itaú. The agreement limits Banco Itaú’s ability to compete with us, gives Banco Itaú representation rights on our board and governs many aspects of Banco Itaú’s ability to sell its shares of class A common stock.

Chat and Online Matchmaking Agreement with El Sitio Management S.A.

      On June 6, 2003, we entered into an agreement with El Sitio Management S.A. (“Claxson”), a company in which the Cisneros Group holds an interest. Under this agreement, Claxson provided us with chat technology for use on our web-based services and we agreed to jointly develop an online matchmaking service. We paid Claxson approximately $17,000 in 2003 and expect to pay them an additional $55,000 in 2004 under this agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Mulroney and Luers currently constitute our compensation committee. Neither member of our compensation committee has been an officer or employee of our company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CLASS A COMMON STOCK PERFORMANCE COMPARED TO CERTAIN OTHER INDEXES

      Our class A common stock has traded on the Nasdaq SmallCap Market under the symbol “AOLA” since June 22, 2002. From August 8, 2000 to June 21, 2002, our class A common stock traded on the Nasdaq National Market. From November 7, 2002 to January 29, 2003, our class A common stock traded under the ticker symbol “AOLAC” because our stock was under a conditional listing period due to non-compliance with Nasdaq’s minimum market capitalization requirement for continued listing as set forth in Marketplace Rule 4310(c)(2)(B)(ii)). We regained compliance with the minimum market capitalization requirement through the conversion of preferred stock into class A common stock by America Online and the Cisneros Group in January 2003.

      The following graph compares the performance of our class A common stock with the performance of the Nasdaq Stock Market (U.S.) Index and the RDG Internet Composite Index. The graph covers the period August 8, 2000 through December 31, 2003.

      The graph assumes the investment of $100 on August 8, 2000 in our class A common stock, and in each of the indexes listed above, and assumes dividends are reinvested. Measurement points are August 8, 2000 and the last trading day of each calendar year since August 8, 2000.

PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN

	Cumulative Total Return

	8/00	12/00	12/01	12/02	12/03

America Online Latin America	$100.00	$31.86	$53.92	$4.38	$16.83
Nasdaq Stock Market (U.S.)	100.00	65.14	51.71	35.75	53.45
RDG Internet Composite	100.00	65.40	42.87	28.44	39.63

      The returns shown on the graph are not necessarily indicative of future performance. Regardless of anything to the contrary included in any of our future or previous filings with the Securities and Exchange Commission incorporating this proxy statement in whole or in part, this stock performance graph will not be deemed to be incorporated by reference to any filing.

OTHER MATTERS

      The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the board of directors to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David A. Bruscino
Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 2 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 2 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 2 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 3 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 3 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 3 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT

OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 5 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 5 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 5 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

C-1

APPENDIX D

CERTIFICATE OF AMENDMENT
OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 7 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 7 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 7 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

D-1

APPENDIX E

CERTIFICATE OF AMENDMENT
OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 10 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 10 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 10 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

E-1

APPENDIX F

CERTIFICATE OF AMENDMENT
OF
FIFTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fifth Restated Certificate of Incorporation of the Corporation filed on April      , 2004 is hereby amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the FIFTH Restated Certificate of Incorporation containing this sentence, (i) each 15 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 15 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 15 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this                     day of                     , 200 .

By:

Name:
Title:

F-1

APPENDIX G

AMERICA ONLINE LATIN AMERICA, INC.

AUDIT COMMITTEE CHARTER

1.1 Organization

      This charter governs the operations of the audit committee. The committee shall be appointed by the board of directors and shall consist of at least three directors. Each member of the committee shall meet the independence and experience requirements of the Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission; provided, that any non-independent director serving on the committee pursuant to the “exceptional and limited circumstances” exception available under Nasdaq rules may not serve on the committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the committee. Unless a chairperson is elected by the full board, the members of the committee may designate a chairperson by majority vote of the full committee membership.

1.2 Statement of Policy

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders and the investment community relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board insofar as they relate to the Company’s financial statements and financial reporting process. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and has the authority to engage, and the Company will fund, independent legal, accounting or other advisors to the committee as the committee determines is appropriate or necessary. Moreover, the Company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the committee and ordinary administrative expenses of the committee.

1.3 Responsibilities and Processes

      The primary responsibility of the audit committee is to oversee the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. The committee shall report, as it deems necessary, the results of its activities to the board. The committee has the powers and responsibilities delineated in this Charter. It is not the committee’s responsibility to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them or diverge from them as appropriate given the circumstances.

•	The Audit Committee shall be directly responsible for the appointment, compensation, retention, evaluation, oversight and, if necessary, termination of the independent auditors employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors employed by the Company shall report directly to the Audit Committee. The committee shall receive, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, and shall discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The committee is responsible for the receipt of assurance of the independence of the independent auditors, including:

a. reviewing and evaluating the lead partner of the independent auditor team;

b. obtaining and reviewing a report from the independent auditor at least annually regarding the independent auditor’s internal quality control procedures and all relationships between the independent auditors and the Company;

c. ensuring the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

d. ensuring the Company’s policy of hiring employees or former employees of the Company’s independent auditors is in compliance with Section 10A(l) of the Exchange Act.

•	The committee shall pre-approve auditing services and permitted non-auditing services to be performed by the independent auditors, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

•	The committee shall have the authority to form and delegate the authority to subcommittees of one or more members of the committee, including the authority to grant pre-approvals of audit and non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full committee at its next scheduled meeting.

•	The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee shall review with management and the independent auditors must timely report to the committee:

a. all critical accounting policies and practices to be used;

b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, including (i) ramifications of the use of such alternative disclosures and treatments and (ii) the treatment preferred by the independent auditors; and

c. other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

•	The committee shall review and reassess the adequacy of this charter on an annual basis and submit proposed changes to the board for approval.

•	The committee shall establish policies and procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	The committee, unless otherwise directed by the board of directors, shall approve any related party transaction, as such term is defined in Securities and Exchange Commission Regulation S-K, Item 404, or any amendment or modification of, or waiver with respect to, any such transaction.

•	The committee will discuss with the independent auditors the matters required to be discussed by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	The committee will review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

•	The committee shall review with management, prior to their release, the Company’s earnings releases, including the use of non-GAAP financial information.

•	The committee shall review with management all material off-balance sheet transactions, arrangements, obligations, and other relationships of the Company with persons that may have a material effect on the Company’s financial condition.

AMERICA ONLINE LATIN AMERICA, INC.

ANNUAL MEETING OF STOCKHOLDERS

2:00 P.M., Wednesday, June 23, 2004

680 Park Avenue
New York, New York 10021

ADVANCE REGISTRATION

      Advance registration for the America Online Latin America, Inc. annual meeting will make it easier and quicker for you to enter the meeting. Attendance at the annual meeting is limited to America Online Latin America, Inc. stockholders, members of their immediate families, or individuals who they have asked to represent them. We reserve the right to limit the number of representatives who may attend the meeting. Stockholders may register at the door on the day of the meeting by showing proof of ownership of America Online Latin America, Inc. shares.

      Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares. If you plan to attend the meeting, please follow the instructions below.

•	If you hold your America Online Latin America, Inc. shares as a stockholder of record, and you plan to attend the annual meeting, please follow the advance registration instructions on the bottom portion of this letter.

•	If your America Online Latin America, Inc. shares are held for you in a brokerage, bank or other institutional account, and you wish to pre-register, please send an annual meeting advance registration request to:

      Monique H. Skruzny, Vice President — Investor Relations, America Online Latin America, Inc., 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, FL 33309.

      Please include the following information:

•	Name and complete mailing address

•	Name(s) of family members who will accompany you

•	If you will be naming a representative to attend the meeting on your behalf, name of that person

•	Proof that you own shares (copy of a brokerage or other account statement)

Dear Stockholders:

      Attendance at the America Online Latin America, Inc. annual meeting is limited to America Online Latin America, Inc. stockholders, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

      Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares. If you plan to attend the meeting, registering in advance will expedite your entry. Please follow the instructions below.

ADVANCE REGISTRATION INSTRUCTIONS

Name

Address

Name of family members who will also attend:

I am an owner of shares in America Online Latin America, Inc. My representative at the annual meeting of stockholders will be:

(admission card will be returned c/o the stockholder)

Please complete the information requested above and include this portion of the letter when mailing your marked, signed and dated proxy form in the envelope provided.

THIS PROXY IS BEING SOLICITED BY

AMERICA ONLINE LATIN AMERICA, INC.’S
BOARD OF DIRECTORS

      The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement dated                     , 2004 in connection with the annual meeting to be held on Wednesday, June 23, 2004, at 2:00 p.m., local time, at the Americas Society, 680 Park Avenue, New York, New York and hereby appoints Charles M. Herington, Osvaldo Baños and David A. Bruscino and each of them (with full power to act alone), the attorney and proxies of the undersigned, with power of substitution to each, to vote all shares of the class A common stock of America Online Latin America, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2004 annual meeting of stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

      This proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR each of the proposals set forth on the reverse side.

      In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

      See reverse side for all of the Proposals. If you wish to vote in accordance with the board of directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

☒	Please mark

votes as in
this example.

The board of directors recommends a vote FOR proposals 1, 2 and 3 (A) – (F).

1.	Election of four directors (or if any nominee is not available for election, such substitute as the board of directors may designate).

Nominees:	(01) Donna J. Hrinak, (02) William H. Luers, (03) M. Brian Mulroney, and (04) Robert S. O’Hara, Jr.

☐ For All Nominees	☐ Withheld From All Nominees

☐

For all nominees except as noted above

			For	Against	Abstain

2.	Ratification of Independent Accountants		☐	☐	☐
3.	Amend the Restated Certificate of Incorporation to:
	(A)	effect a 1-for-2 reverse stock split	☐	☐	☐
	(B)	effect a 1-for-3 reverse stock split	☐	☐	☐
	(C)	effect a 1-for-5 reverse stock split	☐	☐	☐
	(D)	effect a 1-for-7 reverse stock split	☐	☐	☐
	(E)	effect a 1-for-10 reverse stock split	☐	☐	☐
	(F)	effect a 1-for-15 reverse stock split	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:

Signature:	Date: